UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒

Filed by a party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

Aeglea BioTherapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than The Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY MATERIALS DATED APRIL 7, 2023 — SUBJECT TO COMPLETION

AEGLEA BIOTHERAPEUTICS, INC.

805 Las Cimas Parkway

Suite 100

Austin, TX 78746

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 6, 2023

Dear Stockholders:

You are cordially invited to attend the 2023 Annual Meeting of Stockholders of Aeglea BioTherapeutics, Inc. (“Aeglea,” “we,” “our” or “us”). You will be able to participate in the 2023 Annual Meeting and vote during the 2023 Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/AGLE2023 on Tuesday, June 6, 2023 at 9:00 a.m. (Central Time). It is important that you retain a copy of the control number found on the proxy card, voting instruction form or Notice, as such number will be required in order for stockholders to gain access to the virtual meeting.

We are holding the meeting for the following purposes, which are more fully described in the accompanying proxy statement:

1.	To elect two Class I directors of Aeglea, each to serve until the 2026 annual meeting of stockholders.

2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

3.	To approve, on a non-binding advisory basis, the compensation of Aeglea’s named executive officers as disclosed in the proxy statement for the 2023 Annual Meeting.

4.

To approve an amendment to Aeglea’s restated certificate of incorporation (the “Restated Certificate of Incorporation”) to effect a reverse stock split of Aeglea’s common stock at a ratio ranging from 1-for-10 shares up to a ratio of 1-for-25 shares, which ratio will be selected by Aeglea’s board of directors (the “Reverse Stock Split”).

5.	To approve an amendment and restatement of our 2016 Equity Incentive Plan.

6.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on April 10, 2023 are entitled to notice of, and to vote at, the meeting and any adjournments thereof. This Notice and the accompanying proxy statement are being mailed out to stockholders as of the record date beginning on or about April    , 2023.

For ten days prior to the meeting, stockholders can request the list of stockholders through our investor relations website at https://ir.aeglea.com/financials/annual-reports-and-proxy/default.aspx.

Your vote as an Aeglea stockholder is very important. Each share of stock that you own represents one vote.

For questions regarding your stock ownership, you may contact us through our website at http://ir.aeglea.com or, if you are a registered holder, our transfer agent, American Stock Transfer & Trust Company, by email through their website at www.astfinancial.com or by phone at (800) 937-5449. If you have any questions about submitting your proxy or require assistance, please contact our proxy solicitor, Innisfree M&A Incorporated (“Innisfree”) at:

Innisfree M&A Incorporated

501 Madison Avenue, 20th floor

New York, New York 10022

Stockholders may call toll free: (877) 750-8310

Banks and Brokers may call collect: (212) 750-5833

By Order of the Board of Directors,

/s/ Jeffrey M. Goldberg
Jeffrey M. Goldberg
President and Chief Executive Officer

Austin, Texas

April    , 2023

YOUR VOTE IS IMPORTANT

WE CURRENTLY PLAN TO HOLD THE ANNUAL MEETING VIA LIVE WEBCAST. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE ENCOURAGE YOU TO VOTE AND SUBMIT YOUR PROXY BY INTERNET, TELEPHONE OR BY MAIL. FOR ADDITIONAL INSTRUCTIONS ON VOTING BY TELEPHONE OR THE INTERNET, PLEASE REFER TO YOUR PROXY CARD.

TO VOTE AND SUBMIT YOUR PROXY BY MAIL, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON. IF YOU HOLD YOUR SHARES THROUGH AN ACCOUNT WITH A BROKERAGE FIRM, BANK OR OTHER NOMINEE, PLEASE FOLLOW THE INSTRUCTIONS YOU RECEIVE FROM YOUR ACCOUNT MANAGER TO VOTE YOUR SHARES.

IT IS IMPORTANT THAT YOU RETAIN A COPY OF THE CONTROL NUMBER FOUND ON THE PROXY CARD, VOTING INSTRUCTION FORM OR NOTICE, AS SUCH NUMBER WILL BE REQUIRED IN ORDER FOR STOCKHOLDERS TO GAIN ACCESS TO THE VIRTUAL MEETING.

AEGLEA BIOTHERAPEUTICS, INC.

PROXY STATEMENT FOR 2023 ANNUAL MEETING OF STOCKHOLDERS

PRELIMINARY PROXY MATERIALS DATED APRIL 7, 2023 — SUBJECT TO COMPLETION

AEGLEA BIOTHERAPEUTICS, INC.

805 Las Cimas Parkway

Suite 100

Austin, TX 78746

PROXY STATEMENT FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

April        , 2023

INFORMATION ABOUT SOLICITATION AND VOTING

The accompanying proxy is solicited on behalf of the board of directors of Aeglea BioTherapeutics, Inc. (“Aeglea”) for use at Aeglea’s 2023 Annual Meeting of Stockholders (“Annual Meeting”) to be held via a virtual meeting. You will be able to participate in the Annual Meeting and vote during the Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/AGLE2023 on Tuesday, June 6, 2023 at 9:00 a.m. (Central Time), and any adjournment or postponement thereof. You will need the control number included on your proxy card, voting instruction form or Notice as such number will be required in order for stockholders to gain access to the virtual meeting.

This Proxy Statement and the accompanying form of proxy were first mailed to stockholders on or about April                , 2023. An annual report on Form 10-K for the year ended December 31, 2022 is enclosed with this Proxy Statement. An electronic copy of this Proxy Statement and annual report on Form 10-K are available at www.proxyvote.com.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Purpose of the Annual Meeting

At the Annual Meeting, stockholders will act upon the proposals described in this Proxy Statement for the 2023 Annual Meeting (“Proxy Statement”).

Record Date; Quorum

Only holders of record of common stock at the close of business on April 10, 2023 (the “Record Date”) will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, we had        shares of common stock outstanding and entitled to vote.

The holders of a majority of the voting power of the shares of stock entitled to vote at the Annual Meeting as of the Record Date must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the Annual Meeting if you are present and vote in person at the Annual Meeting or if you have properly submitted a proxy.

Voting Rights; Required Vote

In deciding all matters at the Annual Meeting, each holder of shares of common stock is entitled to one vote for each share of common stock held as of the close of business on the Record Date. We do not have cumulative voting rights for the election of directors. You may vote all shares owned by you as of the Record Date, including (i) shares held directly in your name as the stockholder of record and (ii) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee. There are no dissenter or appraisal rights relating to the matters to be acted upon at the Annual Meeting.

Stockholder of Record: Shares Registered in Your Name. If, on the Record Date, your shares were registered directly in your name with our transfer agent, American Stock Trust & Transfer Company, then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the Annual Meeting or vote by telephone, by Internet, or by filling out and returning the proxy card.

Beneficial Owner: Shares Registered in the Name of a Broker or Nominee. If, on the Record Date, your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and your nominee has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the Annual Meeting. Because you are not the stockholder of record, giving you the right to vote the shares at the Annual Meeting, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the Annual Meeting.

The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes:

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1	Election of Class I Directors	The two nominees receiving the most “FOR” votes (withheld votes will have no effect)	N/A	No effect

2	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023	Majority of the affirmative votes cast	No effect; an abstention does not count as a vote cast	Brokers have discretion to vote

3	Advisory vote on the compensation of our named executive officers	Majority of the affirmative votes cast	No effect; an abstention does not count as a vote cast	No effect

4	Reverse Stock Split	Majority of shares of common stock outstanding	Abstention will have the effect of a vote against such proposal	Broker non-votes will have the effect of a vote against the proposal; however brokers have discretion to vote

5	Amendment and Restatement of the 2016 Equity Incentive Plan	Majority of the affirmative votes cast	No effect; an abstention does not count as a vote cast	No effect

Broker non-votes occur when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular matter because such broker, bank or other nominee does not have discretionary authority to vote on that matter and has not received voting instructions from the beneficial owner. Brokers, banks and other nominees typically do not have discretionary authority to vote on non-routine matters. Broker non-votes are counted for purposes of determining whether a quorum is present, and have no effect on the outcome of the matters voted upon (other than the Reverse Stock Split proposal as described above). Under the rules and interpretations of the New York Stock Exchange, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors, executive compensation and certain corporate governance proposals, even if management-supported. We have been advised by the New York Stock Exchange that at our Annual Meeting, only the ratification of the appointment of our independent registered public accounting firm (Proposal No. 2) and the Reverse Stock Split (Proposal No. 4) are considered “routine” matters. Note that if you are a beneficial holder and do not provide specific voting instructions to your broker, the broker that holds your shares will not have discretionary authority to vote on the “non-routine” proposals in this Proxy Statement. Accordingly, we encourage you to provide voting instructions to your broker, whether or not you plan to attend the meeting.

Additionally, abstentions are voted neither “FOR” nor “AGAINST” a matter, and, therefore, will have no effect on the outcome of the matters voted upon (other than the Reverse Stock Split proposal as described above), but will be counted for the purpose of establishing a quorum for the Annual Meeting.

Recommendations of the Board of Directors on Each of the Proposals Scheduled to be Voted on at the Annual Meeting

The board of directors recommends that you vote:

•	“FOR” each of the Class I directors named in this Proxy Statement (“Proposal No. 1”);

•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 (“Proposal No. 2”);

•	“FOR” the approval, on a non-binding advisory basis, of the compensation of our named executive officers, as disclosed in this Proxy Statement (“Proposal No. 3”);

•	“FOR” the approval of the Reverse Stock Split (“Proposal No. 4”); and

•	“FOR” the approval of amendment and restatement of the 2016 Equity Incentive Plan (“Proposal No. 5”).

None of the directors or executive officers has any substantial interest in any matter to be acted upon, other than elections to office with respect to the directors so nominated in Proposal No. 1.

Voting Instructions; Voting of Proxies

If you are a stockholder of record, you may:

•

vote online at the Annual Meeting—attend the Annual Meeting online and follow the instructions posted at www.virtualshareholdermeeting.com/AGLE2023. You will need the control number included on your proxy card, voting instruction form or Notice;

•	vote via telephone or Internet—in order to do so, please follow the instructions shown on your proxy card; or

•	vote by mail—complete, sign and date the proxy card enclosed herewith and return it before the Annual Meeting in the envelope provided.

Votes submitted by telephone or Internet must be received by 11:59 p.m. Eastern Time on June 5, 2023. Submitting your proxy, whether via the Internet, by telephone, or by mail, will not affect your right to vote online should you decide to attend the live webcast Annual Meeting. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct it how to vote your shares. For Proposal No. 1, you may vote “FOR” one or any of the nominees or “WITHHOLD” your vote with respect to one or any of the nominees. For Proposal No. 2, Proposal No. 3, Proposal No. 4 and Proposal No. 5, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting. Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted.

All proxies will be voted in accordance with the instructions specified on the proxy card. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of our board of directors stated above.

If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (as described above) and will not be counted in determining the number of shares necessary for approval of the proposals. However, shares that constitute broker non-votes will be counted for the purpose of establishing a quorum for the Annual Meeting. Additionally, abstentions are voted neither “FOR” nor “AGAINST” a matter, and therefore, will have no effect on the outcome of the matters voted upon, except as set forth in the table above, but will be counted for the purpose of establishing a quorum for the Annual Meeting.

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on each proxy card and vote each proxy card by telephone, through the Internet or by mail. If you are voting by mail, please complete, sign and return each proxy card to ensure that all of your shares are voted.

Expenses of Soliciting Proxies

Aeglea will pay the expenses of soliciting proxies. Following the original mailing of the soliciting materials, Aeglea and its agents, including directors, officers and other employees, without additional compensation, may solicit proxies by mail, electronic mail, telephone, facsimile, by other similar means, or in person. Following the original mailing of the soliciting materials, Aeglea will request brokers, custodians, nominees and other record holders to forward copies of the soliciting materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, Aeglea, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials and/or vote through the Internet, you are responsible for any Internet access charges you may incur. In addition, Aeglea has retained Innisfree at a fee estimated to be approximately $15,000, plus certain out-of-pocket expenses, to act as Aeglea’s proxy solicitor in connection with the proposals to be acted upon at the Annual Meeting. Pursuant to an agreement, Innisfree has agreed to solicit proxies from Aeglea’s stockholders on Aeglea’s behalf in connection with the Annual Meeting. If you have any questions about submitting your proxy or require assistance, please contact Aeglea’s proxy solicitor at:

Innisfree M&A Incorporated

501 Madison Avenue, 20th floor

New York, New York 10022

Stockholders may call toll free: (877) 750-8310

Banks and Brokers may call collect: (212) 750-5833

Revocability of Proxies

A stockholder who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by:

•	delivering to the Corporate Secretary of Aeglea (by any means, including facsimile) a written notice stating that the proxy is revoked;

•	signing and delivering a proxy bearing a later date;

•	voting again by telephone or Internet; or

•

attending and voting online at the Annual Meeting by following the instructions posted at http://www.virtualshareholdermeeting.com/AGLE2023 (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to revoke a proxy, you must contact that broker, bank, or other nominee to revoke any prior voting instructions.

Voting Results

Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. The preliminary voting results will be announced at the Annual Meeting. The final results will be tallied by the inspector of elections and filed with the Securities and Exchange Commission (“SEC”) in a current report on Form 8-K within four business days of the Annual Meeting.

Implications of Being a “Smaller Reporting Company”

We are a “smaller reporting company” as defined under Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”), and, as such, have elected to comply with certain reduced public company reporting requirements. These reduced reporting requirements include reduced disclosure about Aeglea’s executive compensation arrangements.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD;

CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE

Aeglea is strongly committed to good corporate governance practices. These practices provide an important framework within which our board of directors and management can pursue our strategic objectives for the benefit of our stockholders.

Corporate Governance Guidelines

Our board of directors has adopted corporate governance guidelines that set forth the role of the board of directors, director independence standards, board structure and functions, director selection considerations, and other policies for the governance of Aeglea (“Corporate Governance Guidelines”). Our Corporate Governance Guidelines are available by clicking on “Governance Documents” in the Investors & Media section of our website, which is located at https://ir.aeglea.com/governance/governance-documents/default.aspx. Our nominating and corporate governance committee reviews the Corporate Governance Guidelines periodically, and recommends changes to our board of directors as warranted.

Board Leadership Structure

Our Corporate Governance Guidelines provide that our board of directors shall be free to choose its chairperson in any way that it considers in the best interests of our company, and that the nominating and corporate governance committee shall periodically consider the leadership structure of our board of directors and make such recommendations to the board of directors with respect thereto as the nominating and corporate governance committee deems appropriate. Our Corporate Governance Guidelines also provide that, when the positions of chairperson and Chief Executive Officer are held by the same person, the independent directors may designate a “lead independent director.” In cases in which the chairperson and Chief Executive Officer are the same person, the chairperson schedules and sets the agenda for meetings of the board of directors in consultation with the lead independent director, and the chairperson, or if the chairperson is not present, the lead independent director, chairs such meetings. In addition, the responsibilities of the lead independent director include: presiding over executive sessions of independent directors; serving as a liaison between the chairperson and the independent directors; being available, under appropriate circumstances, for consultation and direct communication with stockholders; and performing such other functions and responsibilities as requested by the board of directors from time to time.

Our board of directors believes that Aeglea and our stockholders are best served by having an independent director serve as our non-executive Chair. Since January 2019, Mr. Russell Cox has served as non-executive Chair of our board of directors. Our board of directors believes that the current board leadership structure provides effective independent oversight of management while allowing the board and management to benefit from its members’ extensive financial and business expertise in the biotechnology industry. Our board of directors believes that its independence and oversight of management is maintained effectively through this leadership structure, the composition of the board of directors and sound corporate governance policies and practices.

Our Board of Directors’ Role in Risk Oversight

Our board of directors, as a whole, has responsibility for risk oversight, although the committees of our board of directors oversee and review risk areas that are particularly relevant to them. The risk oversight responsibility of our board of directors and its committees is supported by our management reporting processes, which are designed to provide visibility to the board of directors and to our personnel that are responsible for risk assessment and information about the identification, assessment and management of critical risks and management’s risk mitigation strategies. These areas of focus include, but are not limited to, competitive, economic, operational, financial (accounting, credit, liquidity, and tax), cybersecurity, legal, regulatory, compliance and reputational risks.

Each committee of the board of directors meets in executive session with key management personnel and representatives of outside advisors to oversee risks associated with their respective principal areas of focus. The audit committee reviews our major financial risk exposures and the steps management has taken to monitor and control such exposures, including our risk assessment and risk management policies and guidelines. The compensation committee reviews risks and exposures associated with compensation programs and arrangements, including incentive plans. The nominating and corporate governance committee, together with the audit committee, reviews our major legal compliance risk exposures and monitors the processes put in place by management to mitigate these exposures, including our legal risk assessment and legal risk management policies and guidelines.

Director Independence

Our board of directors determines the independence of our directors by applying the applicable rules, regulations and listing standards of The Nasdaq Global Market (“Nasdaq”). These provide that a director is independent only if the board affirmatively determines that the director does not have a relationship with the company which, in the opinion of the board of directors, would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director. They also specify various relationships that preclude a determination of director independence. Such relationships may include employment, commercial, accounting, family and other business, professional and personal relationships.

Applying these standards, the board annually reviews the independence of our directors, taking into account all relevant facts and circumstances. In its most recent review, our board of directors considered, among other things, the relationships that each non- employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

Based upon this review, our board of directors has determined that the following members of our board are currently independent as determined under applicable rules, regulations and listing standards of Nasdaq: Mr. Russell Cox, Dr. Armen Shanafelt, Dr. Ivana Magovcevic-Liebisch, Dr. Bryan Lawlis, Ms. Alison Lawton, Mr. Marcio Souza and Mr. Hunter Smith. All members of our audit committee, compensation committee and nominating and corporate governance committee must be independent directors under the applicable rules, regulations and listing standards of Nasdaq. Members of the audit committee also must satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Members of the compensation committee also must satisfy the independence criteria set forth in Rule 10C under the Exchange Act, and related Nasdaq listing standards with respect to their affiliation with Aeglea and any consulting, advisory or other fees they may have received from Aeglea. Our board of directors has determined that all members of our audit committee, compensation committee and nominating and corporate governance committee are independent and satisfy the relevant SEC, Exchange Act and Nasdaq independence requirements for such committees.

Board Committees

Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. The composition and responsibilities of each committee are described below. Each of these committees has a written charter approved by our board of directors. Copies of the charters for the audit committee, compensation committee and nominating and corporate governance committee are available, without charge, upon request in writing to Aeglea BioTherapeutics, Inc., 805 Las Cimas Parkway, Suite 100, Austin, Texas 78746, Attn: Corporate Secretary or by clicking on “Governance Documents” in the Investors & Media section of our website at https://ir.aeglea.com/governance/governance-documents/default.aspx. Members serve on these committees until their resignations or until otherwise determined by our board of directors.

Audit Committee

Our audit committee is comprised of Mr. Smith, who serves as the chair, Dr. Magovcevic-Liebisch and Dr. Lawlis. The members of our audit committee meet the requirements for independence under current Nasdaq, Exchange Act and SEC rules, regulations and listing standards. Each member of our audit committee is financially literate as required by Nasdaq listing standards. In addition, our board of directors has determined that Mr. Smith is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act. This designation does not impose on him any duties, obligations or liabilities that are greater than those that are generally imposed on members of our audit committee and our board of directors. Our audit committee is directly responsible for, among other things:

•	selecting a firm to serve as the independent registered public accounting firm to audit our consolidated financial statements;

•	ensuring the independence of the independent registered public accounting firm;

•	discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and that firm, our interim and year-end operating results;

•	establishing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;

•	considering the adequacy of our internal controls;

•	overseeing our compliance with legal and regulatory requirements;

•	assisting the board of directors with risk assessment and management, including cybersecurity risk management;

•	reviewing material related party transactions or those that require disclosure; and

•	approving or, as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm.

Compensation Committee

Our compensation committee is comprised of Mr. Cox, who serves as the chair, Dr. Magovcevic-Liebisch and Mr. Souza. The composition of our compensation committee meets the requirements for independence under current Nasdaq and SEC rules, regulations and listing standards. Each member of this committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act and is “independent” as defined in Section 5605(a)(2) of the Nasdaq rules and Rule 10C-1 promulgated under the Exchange Act. The purpose of our compensation committee is to discharge the responsibilities of our board of directors relating to compensation of our executive officers. Our compensation committee is responsible for, among other things:

•	reviewing and approving, or recommending that our board of directors approve, the compensation of our executive officers;

•	reviewing and recommending to our board of directors the compensation of our directors;

•	reviewing and recommending to our board of directors the terms of any compensatory agreements with our executive officers;

•	administering our stock and equity incentive plans;

•	reviewing and approving, or making recommendations to our board of directors with respect to, incentive compensation and equity plans; and

•	reviewing our overall compensation philosophy.

The compensation committee has the sole authority and responsibility, subject to any approval by the board of directors which the compensation committee or legal counsel determines to be desirable or required by applicable law or the Nasdaq rules, to determine all aspects of executive compensation packages for the Chief Executive Officer and other executive officers. The compensation committee also makes recommendations to our board of directors regarding the form and amount of compensation of non-employee directors. The compensation committee may take into account the recommendations of the Chief Executive Officer with respect to compensation of the other executive officers, and the recommendations of the board of directors or any member thereof with respect to compensation of the Chief Executive Officer and other executive officers.

The compensation committee engaged Compensia, a national compensation consulting firm (“Compensia”), to evaluate our executive and non-executive compensation programs, policies, and practices and provide advice and ongoing assistance on executive compensation matters for fiscal year 2022. Specifically, Compensia was engaged to:

•	evaluate and analyze executive compensation-related data for a peer group of companies to serve as a basis for assessing competitive compensation practices;

•

review and evaluate our current compensation program, policies and practices for our Chief Executive Officer, other executive officers relative to competitive market practices and identify any potential changes or enhancements to be brought to the attention of the compensation committee;

•	review and evaluate our current compensation program, policies, and practices for the non-employee members of our board of directors relative to competitive market practices;

•	review market practices on employee stock purchase plans and other equity compensation programs; and

•	review key trends & developments in executive and board compensation programs.

Representatives of Compensia met informally with the chair of the compensation committee and attended the regular meetings of the compensation committee, including executive sessions from time to time without any members of management present. During fiscal year 2022, Compensia worked directly with the compensation committee (and not on behalf of management) to assist the committee in satisfying its responsibilities and undertook no projects for management without the committee’s prior approval. After reviewing the rules of the SEC and the applicable Nasdaq listing standards, the compensation committee has determined that its relationship with Compensia and the work performed by Compensia during fiscal year 2022 on behalf of the compensation committee did not raise any conflict of interest.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is comprised of Ms. Lawton, who serves as the chair, Dr. Shanafelt and Mr. Souza. The composition of our nominating and corporate governance committee meets the requirements for independence under current Nasdaq and SEC rules, regulations and listing standards. Our nominating and corporate governance committee is responsible for, among other things:

•	identifying and recommending candidates for membership on our board of directors;

•	recommending directors to serve on board committees;

•	reviewing and recommending our Corporate Governance Guidelines and policies;

•	reviewing proposed waivers of the code of conduct for directors and executive officers;

•	evaluating, and overseeing the process of evaluating, the performance of our board of directors and individual directors; and

•	assisting our board of directors on corporate governance matters.

Compensation Committee Interlocks and Insider Participation

During 2022, Mr. Cox, Dr. Magovcevic-Liebisch and Mr. Souza served on our Compensation Committee. Mr. Sandesh Mahatme served on our Compensation Committee until July 2022. No member of our compensation committee in 2022 was at any time during 2022 or previously an officer or employee of Aeglea or any of its subsidiaries, and none had or have any relationships with Aeglea that are required to be disclosed under Item 404 of Regulation S-K. None of our executive officers has served as a member of the board of directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our board of directors or compensation committee during fiscal year 2022.

Code of Conduct and Ethics

We have adopted a Code of Conduct and Ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer and other executive officers. The full text of our Code of Conduct and Ethics is available on the Investors & Media section of our website located at https://ir.aeglea.com/governance/governance-documents/default.aspx by clicking on “Governance Documents.” Any amendments or waivers of our Code of Conduct and Ethics pertaining to a member of our board of directors or one of our executive officers will be disclosed on our website at the above-referenced address.

Anti-hedging

We have adopted an Insider Trading Policy that applies to all of our employees, officers and directors, including our Chief Executive Officer and other executive officers, which prohibits such individuals from purchasing financial instruments, or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in market value of our common stock, such as prepaid variable forward contracts, equity swaps, collars, forward sale contracts and exchange funds.

Board and Committee Meetings and Attendance

Our board of directors and its committees meet throughout the year on a set schedule, and also hold special meetings and act by written consent from time to time. During fiscal year 2022, our board of directors met 12 times, including telephonic meetings, the audit committee held four meetings, the compensation committee held eight meetings and the nominating and corporate governance committee held six meetings. None of the directors attended fewer than 75% of the aggregate of the total number of meetings held by the board of directors and the total number of meetings held by all committees of the board of directors on which such director served (during the period that such director served on the board of directors and any committee).

Board Attendance at Annual Stockholders’ Meeting

Our policy is to invite and encourage each member of our board of directors to be present at our annual meetings of stockholders. Dr. Shanafelt, Mr. Cox, Dr. Magovcevic-Liebisch, Ms. Lawton, Mr. Smith, Mr. Souza and former director Dr. Anthony Quinn attended the 2022 annual meeting of stockholders.

Presiding Director of Non-Employee Director Meetings

The non-employee directors meet in regularly scheduled executive sessions without management to promote open and honest discussion, led by our non-executive Chair, Mr. Cox.

Communication with Directors

Stockholders and interested parties who wish to communicate with our board of directors, non-management members of our board of directors as a group, a committee of the board of directors or a specific member of our board of directors (including our Chair or lead independent director, if any) may do so by letters addressed to the attention of our Compliance Officer.

All communications are reviewed by the Compliance Officer and provided to the members of the board of directors consistent with a screening policy providing that unsolicited items, sales materials, abusive, threatening or otherwise inappropriate materials and other routine items and items unrelated to the duties and responsibilities of the board of directors not be relayed on to directors. Any communication that is not relayed is recorded in a log and made available to our board of directors.

The address for these communications is:

Aeglea BioTherapeutics, Inc.

c/o Compliance Officer

805 Las Cimas Parkway

Suite 100

Austin, TX 78746

NOMINATIONS PROCESS AND DIRECTOR QUALIFICATIONS

Nomination to the Board of Directors

Candidates for nomination to our board of directors are selected by our board of directors based on the recommendation of the nominating and corporate governance committee in accordance with the committee’s charter, our Restated Certificate of Incorporation and amended and restated bylaws (“Bylaws”), our Corporate Governance Guidelines, and the criteria adopted by the board of directors regarding director candidate qualifications. In recommending candidates for nomination, the nominating and corporate governance committee considers candidates recommended by directors, officers, employees, stockholders and others, using the same criteria to evaluate all candidates. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate and, in addition, the committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.

The nominating and corporate governance committee will consider properly submitted stockholder recommendations for candidates for our board of directors who meet the qualifications as described above. The nominating and corporate governance committee does not intend to alter the manner in which it evaluates candidates, including the criteria set forth below, based on whether or not the candidate was recommended by a stockholder. A stockholder of record can nominate a candidate for election to the board of directors by complying with the procedures in Article I, Section 1.12 of our Bylaws. Submissions must include the full name of the proposed nominee, complete biographical information, a description of the proposed nominee’s qualifications as a director, other information specified in our Bylaws, and a representation that the nominating stockholder is a beneficial or record holder of our stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. These candidates are evaluated at meetings of the nominating and corporate governance committee, and may be considered at any point during the year. If any materials are provided by a stockholder in connection with the recommendation of a director candidate, such materials are forwarded to the nominating and corporate governance committee.

Additional information regarding the process for properly submitting stockholder nominations for candidates for membership on our board of directors is set forth below under “Stockholder Proposals to Be Presented at Next Annual Meeting.”

Director Qualifications

With the goal of developing a diverse, experienced and highly qualified board of directors, the nominating and corporate governance committee is responsible for developing and recommending to the board of directors the desired qualifications, expertise and characteristics of members of our board of directors, including any specific minimum qualifications that the committee believes must be met by a committee-recommended nominee for membership on the board of directors and any specific qualities or skills that the committee believes are necessary for one or more of the members of the board of directors to possess.

Since the identification, evaluation and selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, and will be significantly influenced by the particular needs of the board of directors from time to time, our board of directors has not adopted a specific set of minimum qualifications, qualities or skills that are necessary for a nominee to possess, other than those that are necessary to meet U.S. legal, regulatory and Nasdaq listing requirements and the provisions of our Restated Certificate of Incorporation, Bylaws, Corporate Governance Guidelines, and charters of the board committees. In addition, neither the board of directors nor the nominating and corporate governance committee has a formal policy with regard to the consideration of diversity in identifying nominees. When considering nominees, the nominating and corporate governance committee may take into consideration many factors including, among other things, a candidate’s independence, integrity, skills, financial and other expertise, breadth of experience, knowledge about our business or industry and ability to devote adequate time and effort to responsibilities of the board of directors in the context of its existing composition. Through the nomination process, the nominating and corporate governance committee seeks to promote board membership that reflects a diversity of business experience, expertise, viewpoints, personal backgrounds and other characteristics that are expected to contribute to the board of directors’ overall effectiveness. A nominee’s self-identified diversity characteristics will also be considered by the board of directors in accordance with the factors described above. The brief biographical description of each director set forth in Proposal No. 1 below includes the primary individual experience, qualifications, attributes and skills of each of our directors that led to the conclusion that each director should serve as a member of our board of directors at this time.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our board of directors currently consists of eight directors and is divided into three classes. Each class serves for three years, with the terms of office of the respective classes expiring in successive years. Directors in Class I will stand for election at our Annual Meeting to be held on June 6, 2023. The terms of office of directors in Class II and Class III do not expire until the annual meetings of stockholders held in 2024 and 2025, respectively. At the recommendation of our nominating and corporate governance committee, our board of directors proposes that each of the two Class I nominees named below, each of whom is currently serving as a director in Class I, be elected as a Class I director for a three-year term expiring at the 2026 annual meeting of stockholders and until such director’s successor is duly elected and qualified or until such director’s earlier resignation or removal.

Shares represented by proxies will be voted “FOR” the election of each of the two nominees named below, unless the proxy is marked to withhold authority to so vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder might determine. Each nominee has consented to being named in this Proxy Statement and to serve if elected.

Nominees to the Board of Directors

The nominees, and their ages, occupations and length of board service as of March 31, 2023, are provided in the table below. Additional biographical descriptions of each nominee are set forth in the text below the table. These descriptions include the primary individual experience, qualifications, qualities and skills of each of our nominees that led to the conclusion that each director should serve as a member of our board of directors at this time.

Name of Director/Nominee	Age	Principal Occupation	Director Since
Class I Director Nominees:
Alison Lawton (1)	61	Director, ProQR Therapeutics N.V; Director, Magenta Therapeutics, Inc; Director X4 Pharmaceuticals Inc.	2020

Hunter Smith (2)	55	Chief Financial Officer and Treasurer of Rhythm Pharmaceuticals, Inc.	2021

(1)	Member of the nominating and corporate governance committee.
(2)	Member of the audit committee

Alison Lawton. Ms. Lawton has served as a director since December 2020. Ms. Lawton served as a special advisor at Kaleido Biosciences, Inc. from June 2020 to December 2020. Ms. Lawton previously served as President and Chief Executive Officer of Kaleido Biosciences, Inc. from August 2018 to June 2020, and served as President and Chief Operating Officer from December 2017 to August 2018. Prior to joining Kaleido Biosciences, Inc., Ms. Lawton served as Chief Operating Officer at Aura Biosciences, Inc., an oncology therapeutics company, from January 2015 until December 2017, and, prior to joining Aura, served as a consultant to Aura from March 2014 to December 2014. From January 2013 to January 2014, Ms. Lawton served as Chief Operating Officer at OvaScience Inc., a life sciences company. From 2014 to 2017, Ms. Lawton served as a biotech consultant for various companies, including as Chief Operating Officer consultant at X4 Pharmaceuticals Inc. Prior to that, Ms. Lawton spent more than 20 years in various positions of increasing responsibility including Senior VP and General Manager of Biosurgery and prior to that, Senior VP of Market Access at Genzyme Corporation, a global biopharmaceutical company, and subsequently at Sanofi S.A., also a global biopharmaceutical company, following the acquisition of Genzyme by Sanofi in 2011. Additionally, Ms. Lawton previously served two terms as the industry representative on the U.S. Food & Drug Administration’s Cell & Gene Therapy Advisory Committee and as Chair of the Board of the Regulatory Affairs Professional Society. Ms. Lawton currently serves on the boards of directors of ProQR Therapeutics N.V., Magenta Therapeutics, Inc.,

X4 Pharmaceuticals and three other private companies. Ms. Lawton previously served on the boards of directors of Kaleido Biosciences, Verastem, Inc., CoLucid Pharmaceuticals, Inc., Cubist Pharmaceuticals, Inc. Ms. Lawton received a B.Sc. in pharmacology from Kings College, University of London. We believe that Ms. Lawton is qualified to serve on our board of directors due to her extensive commercial and operating experience in the biopharmaceutical industry.

Hunter Smith. Mr. Smith has served as a director since November 2021. Mr. Smith has served as Chief Financial Officer of Rhythm Pharmaceuticals, Inc. since July 2017 and Treasurer since August 2017. He has more than 25 years of global finance and management experience across multiple industries and financial disciplines, including expertise in business analysis and planning, mergers and acquisitions, capital raising and investor relations. Previously, he was Vice President, Finance and Chief Financial Officer of the Inflammation and Immunology Business Unit at Celgene Corporation from 2013 to July 2017. Before joining Celgene, Mr. Smith worked in roles of increasing responsibility at Bunge Limited from 1999 to 2013, including Director of Investor Relations, Chief Financial Officer-Asia, Corporate Treasurer, and Chief Financial Officer of Bunge’s Sugar and Bioenergy Segment. Mr. Smith served previously as an independent director of Genessee & Wyoming Inc. and was a member of its compensation and nominating and governance committees. Mr. Smith holds an MBA in Finance from New York University’s Stern School of Business and a B.A. in History, with honors, from Northwestern University. We believe Mr. Smith is qualified to serve on our board of directors because of his business and leadership experience in the life sciences industry.

Continuing Directors

The directors who are serving for terms that end following the Annual Meeting, and their ages, occupations and length of board service as of March 31, 2023, are provided in the table below. Additional biographical descriptions of each such director are set forth in the text below the table. These descriptions include the primary individual experience, qualifications, qualities and skills of each of our nominees that led to the conclusion that each director should serve as a member of our board of directors at this time.

Name of Director	Age	Principal Occupation	Director Since
Class II Directors:

Russell J. Cox (1)	59	President and Chief Executive Officer, Epirium Bio, Inc.	2015
Ivana Magovcevic-Liebisch, Ph.D. (1)(2)	55	President and Chief Executive Officer, Vigil Neuroscience, Inc.	2018
Marcio Souza (1)(3)	44	President, Chief Executive Officer and Director of Praxis Precision Medicines, Inc.	2021
Class III Directors:

Jeffrey M. Goldberg	50	President and Chief Executive Officer, Aeglea	2022
Armen Shanafelt, Ph.D. (3)	63	Director, Surface Oncology, Inc.	2013
V. Bryan Lawlis, Ph.D. (1)	71	Director, Biomarin Pharmaceutical, , Inc; Director, Geron Corporation	2018

(1)	Member of the compensation committee.
(2)	Member of the audit committee.
(3)	Member of the nominating and corporate governance committee.

Russell J. Cox. Mr. Cox has served as a director since June 2015 and has served as Chair of our board since January 2019. Mr. Cox has served as President and Chief Executive Officer of Epirium Bio, Inc. since July 2019. Mr. Cox previously served as Chief Executive Officer at Vital Therapies, Inc. from January 2018 to January 2019. Additionally, Mr. Cox served as Executive Vice President and Chief Operating Officer at Jazz

Pharmaceuticals plc, a publicly traded biopharmaceutical company, from May 2014 to January 2018, where he also served as Executive Vice President and Chief Commercial Officer from March 2012 to May 2014 and as Senior Vice President, Sales and Marketing from July 2010 until February 2012. Prior to that, Mr. Cox served in a variety of senior management roles since joining Jazz Pharmaceuticals, Inc. (the predecessor to Jazz Pharmaceutical plc) in July 2010. From January 2009 to January 2010, he served as Senior Vice President and Chief Commercial Officer of Ipsen Group, a publicly traded pharmaceutical company, and from 2007 until December 2008, he served as Vice President of Marketing at Tercica, Inc. (acquired by Ipsen Group), a biotechnology company. From 2003 to 2007, Mr. Cox was with Scios Inc. (acquired by Johnson and Johnson in 2003), where he also served as Vice President, Marketing. Prior to 2003, Mr. Cox was with Genentech, Inc. for 12 years, where he was a Product Team Leader responsible for the Growth Hormone franchise and led numerous product launches as a Group Product Manager. Mr. Cox currently serves on the boards of directors of Epirium Bio, Inc. and Gossamer Bio, Inc. Mr. Cox received a B.S. in Biomedical Science from Texas A&M University. We believe Mr. Cox is qualified to serve on our board of directors due to his commercial and operating experience in the biopharmaceutical industry.

Ivana Magovcevic-Liebisch, Ph.D. Dr. Magovcevic-Liebisch has served as a director since March 2018 and has served as President and Chief Executive Officer of Vigil Neuroscience since July 2020. Dr. Magovcevic-Liebisch previously served as Executive Vice President, Chief Business Officer for Ipsen from March 2018 to March 2020. From May 2017 through March 2018, Dr. Magovcevic-Liebisch served as Executive Vice President, Chief Strategy and Corporate Development Officer for Axcella Health Inc. From April 2013 through May 2017, Dr. Magovcevic-Liebisch served as Senior Vice President, Head of Global Business Development for Teva Pharmaceutical Industries Ltd. Prior to joining Teva, Dr. Magovcevic-Liebisch held several senior positions within Dyax Corp. from April 2001 through March 2013, most recently serving as Executive Vice President and Chief Operating Officer. Dr. Magovcevic-Liebisch currently serves on the board of directors of Applied Genetic Technologies Corporation, a biotechnology company, as well as several other private companies. Dr. Magovcevic-Liebisch received her J.D. from Suffolk University Law School and her Ph.D. in genetics from Harvard University. We believe that Dr. Magovcevic-Liebisch is qualified to serve on our board of directors due to her extensive experience in biopharmaceutical business development and operations.

Marcio Souza. Mr. Souza has served as a director since June 2021. Mr. Souza has served as a director and President and Chief Executive Officer of Praxis Precision Medicines, Inc. since April 2020. From May 2017 to April 2020, Mr. Souza served as Chief Operating Officer, and from July 2016 to May 2017, as Senior Vice President and Head of Product Strategy of PTC Therapeutics, Inc. Prior to joining PTC, Mr. Souza served in positions of increasing responsibility at NPS Pharmaceuticals, Inc., Shire Human Genetic Therapies Inc. and Sanofi Genzyme Corporation. Mr. Souza previously served on the board of directors of Clearpoint Neuro, Inc. (previously MRI Interventions, Inc.). Mr. Souza received a degree in pharmacy and biochemistry with a specialization in toxicology and clinical analysis from the University of São Paulo and an M.B.A. from Fundação Dom Cabral. We believe Mr. Souza is qualified to serve on our board of directors because of his business and leadership experience in the life sciences industry and his scientific background.

Jeffrey M. Goldberg. Mr. Goldberg has served as our President and Chief Executive Officer and as a member of our board of directors since November 2022. Prior to joining Aeglea, Mr. Goldberg served as president and chief executive officer at Immunitas Therapeutics, Inc. from 2019 to 2021. Prior to Immunitas, Mr. Goldberg served as the founding chief operating officer at Akcea Therapeutics, Inc. Earlier in his career, Mr. Goldberg was the vice president of business operations at Proteostasis Therapeutics, Inc., a rare disease company, and also held roles of increasing responsibility at Genzyme Corporation, where he led teams through product development and global launches across multiple therapeutic areas. Mr. Goldberg has an M.B.A. and a M.S. in Chemical Engineering from the Massachusetts Institute of Technology, and a B.S. in Chemical Engineering from Cornell University. We believe Mr. Goldberg is qualified to serve on our board of directors due to his executive leadership experience in the biopharmaceutical industry.

Armen Shanafelt, Ph.D. Dr. Shanafelt has served as a director since December 2013 and served as Chair of our board of directors from 2014 to 2019. From 2009 to 2020, Dr. Shanafelt served as venture partner, then general partner, of Lilly Ventures, a venture capital firm. Prior to joining Lilly Ventures, Dr. Shanafelt was one of several Chief Science Officers at Eli Lilly and Company, a pharmaceutical research company, specifically responsible for the generation of the early biotherapeutic pipeline which spanned the therapeutic areas of oncology, endocrine and neuroscience. Dr. Shanafelt also serves on the board of directors of Surface Oncology, Inc. Dr. Shanafelt previously served on the boards of directors of Aileron Therapeutics, Inc., Protagonist Therapeutics, Inc., Sutro Biopharma, Inc., and Symic Bio. Dr. Shanafelt received his B.S. in Chemistry and Physics from Pacific Lutheran University and his Ph.D. in Chemistry from the University of California, Berkeley. Dr. Shanafelt completed his postdoctoral work at DNAX Research Institute. Dr. Shanafelt is a Kauffman Fellow (Class 14). We believe that Dr. Shanafelt is qualified to serve on our board of directors due to his experience in the pharmaceutical and biotechnology businesses, including his expertise with respect to the generation of early biotherapeutic pipelines and his investment and board experience.

V. Bryan Lawlis, Ph.D. Dr. Lawlis has served as a director since July 2018. Dr. Lawlis served as the President and Chief Executive Officer of Itero Holdings, LLC from 2011 to 2017 and of the predecessor company, Itero Biopharmaceuticals, Inc. from 2007 to 2011, a pharmaceutical company focused on protein therapeutics. Previously, Dr. Lawlis served in various senior management positions at Aradigm Corporation, Covance Biotechnology Services, Inc. and Genentech, Inc. Dr. Lawlis is also an advisor for Phoenix Venture Partners, a venture capital firm that invests in material science and manufacturing technology. Dr. Lawlis currently serves on the boards of directors at BioMarin Pharmaceutical Inc. and Geron, Inc., as well as on the boards of directors of several private companies. Dr. Lawlis previously served on the boards of directors of Sutro Biopharma, Inc. and Kalobios, Inc. Dr. Lawlis received a B.A. in Microbiology from the University of Texas at Austin and a Ph.D. in Biochemistry from Washington State University. We believe that Dr. Lawlis is qualified to serve on our board of directors due to his longtime involvement in the biotechnology industry and extensive service as a director or officer of other life sciences companies.

Family Relationships

There are no family relationships among our directors and executive officers.

Board Diversity Matrix

Each of the standing committees of our board of directors has diverse representation. In addition, on our board of directors there are three directors who hold doctorates in scientific fields, one director who holds a law degree and three directors who hold a master of business administration. The table below provides certain highlights of the composition of our board of directors as of the date of this Proxy Statement. Each of the categories listed in the table below has the meaning set forth in Nasdaq Rule 5605(f).

Board Diversity Matrix
Total Number of Directors	8
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	5	0	1
Part II: Demographics Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latino	0	1	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	2	4	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+			0
Did Not Disclose Demographic Background			1

Director Compensation

The following table provides information for the fiscal year ended December 31, 2022 regarding all compensation awarded to, earned by or paid to each person who served as a non-employee director for some portion of 2022. Mr. Goldberg, our President and Chief Executive Officer, received compensation solely as an employee of Aeglea in 2022.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	Total ($)
Alison Lawton	50,000	21,268	71,268
Armen Shanafelt, Ph.D.	45,000	21,268	66,268
Hunter Smith	58,167	21,268	79,435
Ivana Magovcevic-Liebisch, Ph.D.	57,500	21,268	78,768
Marcio Souza	51,847	21,268	73,115
Russell J. Cox	90,000	21,268	111,268
V. Bryan Lawlis, Ph.D.	50,000	21,268	71,268
Sandesh Mahatme (2)	24,556	21,268	45,824
Sarah Brownstein (3)	4,875	—	4,875

(1)

The amounts reported in this column represent the aggregate grant date fair value of the awards granted to our non-employee directors during the year ended December 31, 2022, as computed in accordance with Accounting Standards Codification Topic 718 (“ASC 718”). The assumptions used in calculating the grant date fair value of the awards reported in the Option Awards column are set forth in Note 10 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2022. Note that the amounts reported in this column reflect the aggregate accounting cost for these awards, and do not necessarily correspond to the actual economic value that may be received by the non-employee directors from the awards. For information regarding the number of stock options and restricted common stock held by each non-employee director as of December 31, 2022, see the table below.

(2)	Mr. Mahatme resigned from our board of directors in July 2022.
(3)	Ms. Brownstein resigned from our board of directors in February 2022.

As of December 31, 2022, our non-employee directors held the following number of outstanding stock options.

Name	Option Awards (#)
Alison Lawton	130,200
Armen Shanafelt, Ph.D.	195,900
Hunter Smith	103,000
Ivana Magovcevic-Liebisch, Ph.D.	160,300
Marcio Souza	103,000
Russell J. Cox	205,709
V. Bryan Lawlis, Ph.D.	160,300

Non-Employee Director Compensation Arrangements

Our non-employee directors received the following compensation pursuant to a program adopted by our board of directors:

Cash Compensation. The program provides an annual cash retainer of $40,000 to each of our non-employee directors and an additional $35,000 to the chair of the board. The chair of our audit committee, compensation committee and nominating and corporate governance committee receives annual retainers of $20,000, $15,000 and $10,000, respectively. Each non-chairperson member of our audit committee, compensation committee and nominating and corporate governance committee receives an annual cash retainer of $10,000, $7,500 and $5,000, respectively. We do not pay fees to directors for attendance at meetings of our board of directors and its committees.

Equity Compensation. Each new, non-employee director who joins our board of directors will receive an initial option grant for the purchase of 65,000 shares of our common stock upon election to our board of directors.

On the date of each annual meeting of stockholders, each non-employee director who continues to serve on our board of directors immediately following such meeting will receive an option grant for the purchase of 43,000 shares of our common stock, or such other amount as determined by our board of directors.

Equity awards for new directors will vest in equal monthly installments for three years after the grant date if the director has served continuously as a member of our board of directors through the applicable vesting date. Annual equity grants for directors will vest in equal monthly installments for one year after the grant date if the director has served continuously as a member of our board of directors through the applicable vesting date. In addition, equity awards for non-employee directors will vest in full in the event that we are subject to a change in control or upon certain other events.

Non-employee directors receive no other form of remuneration, perquisites or benefits, but are reimbursed for their reasonable travel expenses incurred in attending board and committee meetings.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ELECTION OF EACH OF THE TWO NOMINATED DIRECTORS

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has selected PricewaterhouseCoopers LLP as Aeglea’s independent registered public accounting firm to perform the audit of Aeglea’s financial statements for the fiscal year ending December 31, 2023 and recommends that stockholders vote for ratification of such selection. Although ratification by stockholders is not required by law, Aeglea has determined that it is good practice to request ratification of this selection by the stockholders. In the event that PricewaterhouseCoopers LLP is not ratified by our stockholders, the audit committee will review its future selection of PricewaterhouseCoopers LLP as Aeglea’s independent registered public accounting firm.

PricewaterhouseCoopers LLP audited Aeglea’s financial statements for Aeglea’s fiscal year ended December 31, 2022. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, in which case they will be given an opportunity to make a statement at the Annual Meeting if they desire to do so, and will be available to respond to appropriate questions.

Independent Registered Public Accounting Firm Fees and Services

We regularly review the services and fees from our independent registered public accounting firm. These services and fees are also reviewed with our audit committee annually.

The following table provides information regarding fees billed by PricewaterhouseCoopers LLP during the years ended December 31, 2022 and 2021:

	2022	2021
Audit fees (1)	$512,000	$460,000
Audit-related fees (2)	$—	$—
Tax fees (3)	$35,000	$31,000
All other fees (4)	$1,000	$2,000

Total fees	$548,000	$493,000

(1)

“Audit fees” include fees billed for professional services primarily related to the audits of our 2022 and 2021 annual financial statements, the review of our quarterly financial statements, and related services that are normally provided in connection with registration statements. Included in our 2022 audit fees are fees of $53,000 for financing attempts in the first quarter of 2022, $52,000 related to comfort letter fees incurred to maintain availability of our at-the-market offering program, and $40,000 related to our completed registered direct offering in May 2022.

(2)	There were no “Audit-related fees” incurred in 2022 or 2021.
(3)

“Tax fees” include fees for tax compliance and advice. Tax advice fees encompass a variety of permissible tax services, including technical tax advice related to federal and state income tax matters; assistance with international tax planning; and assistance with the computation of eligible amounts of federal and state research tax credits and the federal orphan drug credit.

(4)	“All Other fees” includes database subscription fees paid to PricewaterhouseCoopers LLP.

The audit committee has considered whether the provision of non-audit services is compatible with maintaining the independence of PricewaterhouseCoopers LLP and has concluded that the provision of such services is compatible with maintaining such independence.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to report periodically to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

All of the services relating to the fees described in the table above were approved by our audit committee.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023

PROPOSAL NO. 3

NON-BINDING ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

In accordance with the rules of the SEC, we are providing stockholders with an opportunity to make a non-binding, advisory vote on the compensation of our named executive officers. This non-binding advisory vote is commonly referred to as a “say on pay” vote. The non-binding advisory vote on the compensation of our named executive officers, as disclosed in this Proxy Statement, will be determined by if the number of votes cast “FOR” the proposal exceeds the number of votes “AGAINST” the proposal.

Stockholders are urged to read the “Executive Compensation” section of the Proxy Statement, which discusses how our executive compensation policies and procedures implement our compensation philosophy and contains tabular information and narrative discussion about the compensation of our named executive officers. Our compensation committee and board of directors believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving our goals. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting.

“RESOLVED, that our stockholders approve, on a non-binding advisory basis, the compensation of the named executive officers, as disclosed in the proxy statement pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion and the other related disclosures.”

As an advisory vote, this proposal is not binding. However, our board of directors and compensation committee, which is responsible for designing and administering our executive compensation program, value the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 3, APPROVING THE COMPENSATION PAID BY US TO OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 4

APPROVAL AND ADOPTION OF THE REVERSE STOCK SPLIT AMENDMENT

On January 13, 2023, Aeglea received notification from The Nasdaq Stock Market LLC that Aeglea was not in compliance with the requirement to maintain a minimum closing bid price of $1.00 per share, as set forth in Nasdaq Listing Rule 5550(a)(2), because the closing bid price of Aeglea’s common stock was below $1.00 per share for 30 consecutive business days. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), Aeglea has a period of 180 calendar days from the date of notification, or until July 12, 2023 (“Compliance Date”), to regain compliance with the minimum bid price requirement to maintain a minimum bid price of $1.00 per share for continued listing on The Nasdaq Global Market (the “Minimum Bid Price Requirement”). In the event Aeglea does not regain compliance by the Compliance Date, Aeglea may be eligible for an additional 180 calendar day compliance period to demonstrate compliance with the bid price requirement. To qualify for the additional 180-day period, Aeglea will be required to meet the continued listing requirements for market value of publicly held shares and all other initial listing standards (with the exception of the bid price requirement) and transfer its listing to the Nasdaq Capital Market. In addition, Aeglea will need to provide written notice to Nasdaq of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary.

Our board of directors has unanimously approved and declared advisable the proposed amendment to our Restated Certificate of Incorporation to effect the Reverse Stock Split, and recommends that our stockholders adopt and approve the proposed amendment. The description of the proposed amendment contained in this Proposal No. 4 is a summary and is subject to the full text of the proposed certificate of amendment to our Restated Certificate of Incorporation (the “Certificate of Amendment”), which is attached to this Proxy Statement as Annex A.

If stockholders approve this proposal, our board of directors will cause the Certificate of Amendment to be filed with the Delaware Secretary of State and effect the Reverse Stock Split only if our board of directors determines that the Reverse Stock Split would be in the best interests of Aeglea and its stockholders to regain compliance with the Nasdaq continued listing rules by the deadline set forth by Nasdaq (as further described below). Our board of directors may determine in its discretion not to effect the Reverse Stock Split and not to file the Certificate of Amendment.

The Reverse Stock Split Amendment, if filed, will effect a reverse stock split of the issued and outstanding shares of Aeglea’s common stock, and a corresponding and proportionate reduction in the number of authorized shares of common stock at a ratio ranging from 1-for-10 shares up to a ratio of 1-for-25 shares, which ratio will be selected by our board of directors and set forth in a public announcement. As of the Record Date, 500,000,000 shares of our common stock were authorized and                shares of our common stock were issued and outstanding. Based on such number of shares of our common stock authorized, issued and outstanding, immediately following the effectiveness of the Reverse Stock Split (and without giving any effect to the payment of cash in lieu of fractional shares), we will have, depending on the reverse stock split ratio selected by our board of directors, authorized, issued and outstanding shares of stock as illustrated in the table under the caption “—Effects of the Reverse Stock Split—Effect on Shares of Common Stock.”

The Reverse Stock Split will not change the number of authorized shares of preferred stock or the relative voting power of holders of our outstanding common stock and preferred stock.

All holders of Aeglea’s common stock will be affected proportionately by the Reverse Stock Split. No fractional shares of common stock will be issued as a result of the Reverse Stock Split. Instead, the transfer agent will aggregate all fractional shares and sell them as soon as practicable after the Effective Time at the then-prevailing prices on the open market, on behalf of those stockholders who would otherwise be entitled to receive a fractional share as a result of the Reverse Stock Split. See “Fractional Shares” for more information regarding cash payments in lieu of fractional shares. Each common stockholder will hold the same percentage of the outstanding common stock immediately following the Reverse Stock Split as that stockholder did immediately prior to the Reverse Stock Split, except to the extent that the Reverse Stock Split results in stockholders receiving cash in lieu of fractional shares.

Reasons for the Reverse Stock Split

Meet Nasdaq Continued Listing Requirements

Our common stock is currently listed on the Nasdaq Global Market under the symbol “AGLE.” As described in Aeglea’s Current Report on Form 8-K filed with the SEC on January 18, 2023, Aeglea received written notice from the Listing Qualifications Department of Nasdaq on January 13, 2023 notifying Aeglea that, based on the closing bid price of Aeglea’s common stock for the last 30 consecutive business days, Aeglea no longer complied with the Minimum Bid Price Requirement. Nasdaq Listing Rule 5450(a)(1) requires listed securities to maintain the Minimum Bid Price Requirement, and Nasdaq Listing Rule 5810(c)(3)(A) provides that a failure to meet the Minimum Bid Price Requirement exists if the deficiency continues for a period of 30 consecutive trading days. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we were given 180 calendar days, or until the Compliance Date of July 12, 2023, to regain compliance with the Minimum Bid Price Requirement. As of the date of this Proxy Statement, we were not in compliance with the Minimum Bid Price Requirement. In the event Aeglea does not regain compliance by the Compliance Date, Aeglea may be eligible for an additional 180 calendar day compliance period to demonstrate compliance with the Minimum Bid Price Requirement. To qualify for the additional 180-day period, Aeglea will be required to meet the continued listing requirements for market value of publicly held shares and all other initial listing standards (with the exception of the Minimum Bid Price Requirement) and transfer its listing to the Nasdaq Capital Market. In addition, Aeglea will need to provide written notice to Nasdaq of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary. If Aeglea does not qualify for the second compliance period or fails to regain compliance during the second 180-day period, then Nasdaq will notify Aeglea that our common stock is subject to delisting.

Our board of directors has considered the potential harm to us and our stockholders should Nasdaq delist our common stock from the Nasdaq Capital Market following a transfer from the Nasdaq Global Market. Delisting may adversely affect our ability to raise additional financing through the public or private sale of equity securities, may significantly affect the ability of investors to trade our securities and may negatively affect the value and liquidity of our common stock. Delisting also could have other negative results, including the potential loss of employee confidence, the loss of institutional investors or interest in business development opportunities.

Our board of directors believes that the proposed Reverse Stock Split is a potentially effective means for us to maintain compliance with the Minimum Bid Price Requirement and to avoid, or at least mitigate, the likely adverse consequences of our common stock being delisted from the Nasdaq Global Market by producing the immediate effect of increasing the bid price of our common stock. Although we believe that implementing the Reverse Stock Split is likely to lead to compliance with Rule 5550(a)(2), there can be no assurance that the closing share price after implementation of the Reverse Stock Split will succeed in restoring such compliance.

In addition to the foregoing, our board of directors also believes that an increased bid price could encourage investor interest and improve the marketability of our common stock to a broader range of investors, and thus enhance our liquidity. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers.

For the above reasons, we believe that providing our board of directors with the ability to effect the Reverse Stock Split, in the event that it determines, in its sole discretion, that implementing the Reverse Stock Split will help us regain and maintain compliance with the Nasdaq listing requirements and, as a result, could also improve the marketability and liquidity of our common stock, is in the best interests of Aeglea and our stockholders. However, although we expect that the Reverse Stock Split will result in an increase in the bid price of our common stock, the Reverse Stock Split may not result in a permanent increase in the bid price of our common stock, which would be dependent on many factors, including general economic, market and industry conditions as well as factors specific to Aeglea, including our financial results and outlook, and other factors detailed from time to time in the reports we file with the SEC. Regardless of whether or not our board of directors believes that implementing the Reverse Stock Split could help us regain and maintain compliance with the Nasdaq listing requirements, our board of directors reserves the right not to implement the Reverse Stock Split if it determines, in its sole discretion, that it otherwise would not be in our and our stockholders’ best interests.

Criteria to be Used for Decision to Apply the Reverse Stock Split

If our stockholders approve the Reverse Stock Split Amendment, our board of directors will be authorized to proceed with the Reverse Stock Split. The exact ratio of the Reverse Stock Split, within the 1-for-10 to 1-for-25 range, would be determined by our board of directors and publicly announced by us prior to the effective time of the Reverse Stock Split. In determining whether to proceed with the Reverse Stock Split and setting the appropriate ratio for the Reverse Stock Split, our board of directors will consider, among other things, factors such as:

•	Aeglea’s compliance with Nasdaq’s continued listing rules;

•	the number of shares of our common stock that would be outstanding following the Reverse Stock Split;

•	the then-prevailing and expected trading prices and trading volume of our common stock and the anticipated impact of the Reverse Stock Split on the trading market for our common stock;

•	business developments affecting us; and

•	prevailing general market and economic conditions.

Certain Risks Associated with the Reverse Stock Split

We cannot assure you that the proposed Reverse Stock Split will increase our stock price.

We expect that the Reverse Stock Split will increase the per share trading price of our common stock. However, the effect of the Reverse Stock Split on the per share trading price of our common stock cannot be predicted with any certainty, and the history of reverse stock splits for other companies is varied, particularly since some investors may view a reverse stock split negatively. It is possible that the per share trading price of our common stock after the Reverse Stock Split will not increase in the same proportion as the reduction in the number of our outstanding shares of common stock following the Reverse Stock Split, and the Reverse Stock Split may not result in a per share trading price that would attract investors who do not trade in lower priced stocks. In addition, although we believe the Reverse Stock Split may enhance the marketability of our common stock to certain potential investors, we cannot assure you that, if implemented, our common stock will be more attractive to investors. Even if we implement the Reverse Stock Split, the per share trading price of our common stock may decrease due to factors unrelated to the Reverse Stock Split, including our future performance. If the Reverse Stock Split is consummated and the per share trading price of the common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split.

The proposed Reverse Stock Split may decrease the liquidity of our common stock and result in higher transaction costs.

The liquidity of our common stock may be negatively impacted by the Reverse Stock Split, given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the per share trading price does not increase as a result of the Reverse Stock Split. In addition, if the Reverse Stock Split is implemented, it will increase the number of our stockholders who own “odd lots” of fewer than 100 shares of common stock. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock. Accordingly, the Reverse Stock Split may not achieve the desired results of increasing marketability of our common stock as described above.

Effective Time

The effective time of the Reverse Stock Split (the “Effective Time”), if approved by stockholders and implemented by Aeglea, will be the date and time set forth in the Certificate of Amendment that will be filed with the Delaware Secretary of State. The exact timing of the filing of the Certificate of Amendment (if in fact it is filed) will be determined by our board of directors based on its evaluation as to when such action will be the most advantageous to Aeglea and our stockholders taking into consideration the factors noted above, among other matters that may be relevant at the time.

If, at any time prior to the filing of the Certificate of Amendment with the Delaware Secretary of State, notwithstanding stockholder approval, and without further action by the stockholders, our board of directors, in its sole discretion, determines that it is in Aeglea’s best interests and the best interests of our stockholders to delay the filing of the Certificate of Amendment or abandon the Reverse Stock Split, the Reverse Stock Split may be delayed or abandoned.

Fractional Shares

Stockholders will not receive fractional shares of common stock in connection with the Reverse Stock Split. Instead, the transfer agent will aggregate all fractional shares and sell them as soon as practicable after the Effective Time at the then-prevailing prices on the open market, on behalf of those stockholders who would otherwise be entitled to receive a fractional share as a result of the Reverse Stock Split. We expect that the transfer agent will conduct the sale in an orderly fashion at a reasonable pace and that it may take several days to sell all of the aggregated fractional shares of our common stock. After the transfer agent’s completion of such sale, stockholders who would have been entitled to a fractional share will instead receive a cash payment from the transfer agent in an amount equal to their respective pro rata share of the total proceeds of that sale, net of any brokerage costs incurred by the transfer agent to sell such stock.

Stockholders will not be entitled to receive interest for the period of time between the Effective Time and the date payment is made for their fractional share interest. You should also be aware that, under the escheat laws of certain jurisdictions, sums due for fractional interests that are not timely claimed after the funds are made available may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to obtain the funds directly from the state to which they were paid.

If you believe that you may not hold sufficient shares of common stock at the Effective Time to receive at least one share in the Reverse Stock Split and you want to continue to hold Aeglea’s common stock after the Reverse Stock Split, you may do so by either:

•	purchasing a sufficient number of shares of Aeglea’s common stock; or

•	if you have shares of common stock in more than one account, consolidating your accounts,

in each case, so that you hold a number of shares of our common stock in your account prior to the Reverse Stock Split that would entitle you to receive at least one share of common stock in the Reverse Stock Split. Shares of our common stock held in registered form and shares of our common stock held in “street name” (that is, through a broker, bank or other holder of record) for the same stockholder will be considered held in separate accounts and will not be aggregated when effecting the Reverse Stock Split.

Effects of the Reverse Stock Split

General

If the Reverse Stock Split is implemented by our board of directors, after the Effective Time, each stockholder will own a reduced number of shares of common stock. The principal effect of the Reverse Stock Split will be to proportionately decrease the number of authorized, issued and outstanding shares of our common stock based on the reverse stock split ratio selected by our board of directors.

Voting rights and other rights of the holders of our common stock will not be affected by the Reverse Stock Split, other than as a result of the treatment of fractional shares as described above. For example, a holder of 2% of the voting power of the outstanding shares of our common stock immediately prior to the effectiveness of the Reverse Stock Split will generally continue to hold 2% (assuming there is no impact as a result of the payment of cash in lieu of issuing fractional shares) of the voting power of the outstanding shares of our common stock after the Reverse Stock Split. The number of stockholders of record will not be affected by the Reverse Stock Split (except to the extent any are cashed out as a result of holding fractional shares). If approved and implemented, the Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of our common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares. Our board of directors believes, however, that these potential effects are outweighed by the benefits of the Reverse Stock Split.

Effects on Shares of Common Stock

The following table contains approximate information, based on share information as of March 31, 2023 relating to our outstanding common stock based on the proposed reverse stock split ratios assuming that the proposal is approved and the Reverse Stock Split is implemented.

Status	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued and Outstanding	Number of Shares of Common Stock Authorized but Not Outstanding
Pre-Reverse Stock Split	500,000,000	65,395,159	434,604,841
Post-Reverse Stock Split 1:10	50,000,000	6,539,516	43,460,484
Post-Reverse Stock Split 1:15	33,333,333	4,359,677	28,973,656
Post-Reverse Stock Split 1:20	25,000,000	3,269,758	21,730,242
Post-Reverse Stock Split 1:25	20,000,000	2,615,806	17,384,194

After the effective date of the Reverse Stock Split that our board of directors elects to implement, our common stock would have a new committee on uniform securities identification procedures, or CUSIP number, a number used to identify our common stock. Our common stock is currently registered under Section 12(b) of the Exchange Act and we are subject to the periodic reporting and other requirements of the Exchange Act.

Effect on Preferred Stock

Pursuant to our Restated Certificate of Incorporation, our capital stock consists of 10,000,000 shares of Preferred Stock, par value $0.0001 per share. The proposed amendment to our Restated Certificate of Incorporation to effect the Reverse Stock Split would not impact the total authorized number of shares of preferred stock or the par value of the preferred stock.

Effect on Par Value

The proposed amendments to our Restated Certificate of Incorporation will not affect the par value of our common stock, which will remain at $0.0001.

Reduction In Stated Capital

As a result of the Reverse Stock Split, upon the Effective Time, the stated capital on our balance sheet attributable to our common stock, which consists of the par value per share of our common stock multiplied by the aggregate number of shares of our common stock issued and outstanding, will be reduced in proportion to the size of the Reverse Stock Split, subject to a minor adjustment in respect of the treatment of fractional shares, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged.

Effect on Aeglea’s Equity Plans

Under our 2015 Equity Incentive Plan, 2016 Equity Incentive Plan and 2018 Equity Inducement Plan (together, the “Stock Plans”), our board of directors has discretion to determine the appropriate adjustment to the awards granted under our Stock Plans in the event of a reverse stock split. Accordingly, if the Reverse Stock Split is effected, the number of shares available for issuance under the Stock Plans, as well as the number of shares subject to any outstanding award under the Stock Plans, and the exercise price, grant price or purchase price relating to any such award under the Stock Plans, are expected to be proportionately adjusted by our board of directors to reflect the Reverse Stock Split. Our board of directors will also determine the treatment of fractional shares subject to stock options and other outstanding awards under the Stock Plans. In addition, pursuant to the authority provided under the Stock Plans, our board of directors is expected to authorize Aeglea to effect any other changes necessary, desirable or appropriate to give effect to the Reverse Stock Split, including any applicable technical, conforming changes to our Stock Plans. Our board of directors will also determine the appropriate adjustments to our 2016 Employee Stock Purchase Plan.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the proposed Reverse Stock Split, our board of directors does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Shares Held in Book-Entry and Through a Broker, Bank or Other Holder of Record

If you hold registered shares of our common stock in book-entry form, you do not need to take any action to receive your post-Reverse Stock Split shares of our common stock in registered book-entry form or your cash payment in lieu of fractional shares, if applicable. If you are entitled to post-Reverse Stock Split shares of our common stock, a transaction statement will automatically be sent to your address of record as soon as practicable after the Effective Time indicating the number of shares of our common stock you hold. In addition, if you are entitled to a payment of cash in lieu of fractional shares, a check will be mailed to you at your registered address as soon as practicable after the Effective Time. By signing and cashing this check, you will warrant that you owned the shares of Aeglea’s common stock for which you received a cash payment.

At the Effective Time, we intend to treat stockholders holding shares of our common stock in “street name” (that is, through a broker, bank or other holder of record) in the same manner as registered stockholders whose shares of our common stock are registered in their names. Brokers, banks or other holders of record will be instructed to effect the Reverse Stock Split for their beneficial holders holding shares of our common stock in “street name”; however, these brokers, banks or other holders of record may apply their own specific procedures for processing the Reverse Stock Split. If you hold your shares of our common stock with a broker, bank or other holder of record, and you have any questions in this regard, we encourage you to contact your holder of record.

No Appraisal Rights

Under the Delaware General Corporation Law, our stockholders are not entitled to dissenter’s rights or appraisal rights with respect to the Reverse Stock Split described in this proposal and we will not independently provide our stockholders with any such rights.

Interest of Certain Persons in Matters to be Acted Upon

No officer or director has any substantial interest, direct or indirect, by security holdings or otherwise, in the Reverse Stock Split that is not shared by all of our other stockholders.

Certain Material U.S. Federal Income Tax Consequences of the Reverse Stock Split to U.S. Holders

The following discussion is a general summary of certain material U.S. federal income tax consequences of the Reverse Stock Split that generally are expected to be applicable to U.S. Holders (as defined below) of our common stock that hold such stock as a capital asset for U.S. federal income tax purposes (generally, property held for investment), but does not purport to be a complete discussion of all of the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury regulations promulgated thereunder, judicial authorities and administrative rulings and practices in effect as of the date of this Proxy Statement, all of which may change, possibly with retroactive effect, resulting in U.S. federal income tax consequences that may differ from those discussed below.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to U.S. Holders in light of their particular circumstances or to holders that may be subject to special tax rules, including: (i) holders subject to the alternative minimum tax; (ii) banks, insurance companies, or other financial institutions; (iii) tax-exempt organizations; (iv) dealers in securities or commodities; (v) mutual funds, regulated investment companies or real estate investment trusts; (vi) partnerships, limited liability companies that are not treated as corporations for U.S. federal income tax purposes, S corporations, or other flow-through entities for U.S. federal income tax purposes and their partners or owners; (vii) traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; (viii) U.S. Holders (as defined below) whose “functional currency” is not the U.S. dollar; (ix) persons holding our common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other integrated risk reduction transaction; (x) persons who acquire shares of our common stock in connection with the exercise of employee stock options, employment or other performance of services; (xi) personal holding companies, foreign entities, nonresident alien individuals or U.S. expatriates; (xii) holders whose common stock constitutes qualified small business stock within the meaning of Section 1202 of the Code; (xiii) holders who hold their common stock through individual retirement or other tax-deferred accounts; or (xiv) holders who acquired their common stock in a transaction subject to the gain rollover provisions of Section 1045 of the Code. If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the tax treatment of a holder that is a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. The following summary also does not address the tax consequences of transactions effectuated prior or subsequent to, or concurrently with, the Reverse Stock Split (whether or not any such transactions are consummated in connection with the Reverse Stock Split), the tax consequences to holders of options, warrants or similar rights to acquire common stock, or any U.S. state or local or any foreign tax consequences, any estate, gift or other non-U.S. federal income tax consequences, or the Medicare tax on net investment income.

We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service (“IRS”) regarding the U.S. federal income tax consequences of the Reverse Stock Split and there can be no assurance that the IRS will not challenge the statements and conclusions set forth below or a court would not sustain any such challenge.

THIS SUMMARY OF CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. EACH HOLDER OF COMMON STOCK SHOULD CONSULT SUCH HOLDER’S TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH HOLDER.

For purposes of the discussion below, a “U.S. Holder” is a beneficial owner of shares of our common stock that for U.S. federal income tax purposes is: (1) an individual citizen or resident of the United States; (2) a corporation (including any entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state or political subdivision thereof, or the District of Columbia; (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (4) a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) the trust has a valid election in effect to be treated as a U.S. person.

Tax Consequences of the Reverse Stock Split

The Reverse Stock Split should constitute a “recapitalization” for U.S. federal income tax purposes, and the remainder of this discussion assumes the Reverse Stock Split so qualifies. As a result, a U.S. Holder that receives solely a reduced number of shares of common stock generally should not recognize gain or loss upon the Reverse Stock Split. A U.S. Holder’s aggregate tax basis in the reduced number of shares of our common stock should equal the aggregate tax basis of its pre-Reverse Stock Split shares of our common stock, and such U.S. Holder’s holding period in the reduced number of shares of our common stock should include the holding period in the shares of our pre-Reverse Stock Split common stock surrendered. Treasury regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of the shares of our common stock surrendered to the shares of our common stock received pursuant to the Reverse Stock Split. U.S. Holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

No gain or loss will be recognized by Aeglea as a result of the proposed Reverse Stock Split.

Cash in Lieu of Fractional Shares

A U.S. Holder that receives cash in lieu of a fractional share of our common stock pursuant to the Reverse Stock Split should be treated as having received the fractional shares pursuant to the Reverse Stock Split and then as having exchanged the fractional shares for cash in a redemption by Aeglea, and generally should recognize capital gain or loss in an amount equal to the difference, if any, between the amount of cash received and the U.S. Holder’s tax basis in the shares of our common stock surrendered that is allocated to such fractional share. Such capital gain or loss should be long term capital gain or loss if the U.S. Holder’s holding period for our pre-Reverse Stock Split common stock exceeded one year at the Effective Time. Long-term capital gains of individuals are generally subject to tax at reduced rates. There are limitations on the deductibility of capital losses under the Code. A U.S. Holder’s aggregate tax basis in the reduced number of shares of common stock, if any, should equal the U.S. Holder’s aggregate tax basis in its pre-Reverse Stock Split shares of common stock decreased by the tax basis allocated to the fractional share for which such U.S. Holder is entitled to receive cash, and the holding period of the reduced number of shares of common stock received, if any, should include the holding period of the pre-Reverse Stock Split shares of common stock exchanged.

THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO U.S. HOLDERS. IT IS NOT A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS THAT MAY BE IMPORTANT TO A PARTICULAR HOLDER. ALL HOLDERS OF OUR COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO THEM, INCLUDING RECORD RETENTION AND TAX REPORTING REQUIREMENTS, AND THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX LAWS.

Vote Required for Approval of this Proposal

Under Delaware law, the affirmative vote of the holders of a majority of the shares outstanding and entitled to vote at the Annual Meeting is required to adopt and approve the amendment to our Restated Certificate of Incorporation to effect the Reverse Stock Split.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 4, APPROVING THE REVERSE STOCK SPLIT AMENDMENT.

PROPOSAL NO. 5

APPROVAL OF AMENDMENT AND RESTATEMENT OF THE 2016 EQUITY INCENTIVE PLAN

Overview

Our 2016 Equity Incentive Plan was originally adopted by our board of directors in December 2015 and subsequently approved by our stockholders in December 2015. Our 2016 Equity Incentive Plan became effective in April 2016 as the successor to our 2015 Equity Incentive Plan (the “2015 Plan”) in connection with our initial public offering. The material terms of our 2016 Equity Incentive Plan were reapproved by our stockholders on June 7, 2017. On October 8, 2018, our stockholders approved an amendment and restatement of our 2016 Equity Incentive Plan. For purposes of this Proposal No. 5, we refer to the 2016 Equity Incentive Plan, as amended on October 8, 2018, which is Aeglea’s current equity incentive plan, as the “2016 Plan.”

The 2016 Plan currently provides that the number of shares reserved for issuance thereunder automatically increases on each January 1 by 4% of the number of issued and outstanding shares of our common stock on December 31 of the preceding calendar year, through 2028 (the “Evergreen Provision”), unless our board of directors determines to increase the share pool by a smaller number of shares.

Our board of directors has determined that it is in the best interests of Aeglea and its stockholders to seek stockholder approval of an amendment and restatement our 2016 Plan. The following is a summary of the key changes to the 2016 Plan, as proposed to be amended and restated hereby. This summary, however, does not purport to be a complete description of all of the provisions of or proposed changes to the 2016 Plan and is qualified in its entirety by reference to the full text of the amended and restated 2016 Plan which is attached as Annex B to this Proxy Statement:

•	Provide for an increase in the number of shares of common stock reserved for issuance thereunder by 5,000,000 shares.

•	Provide for the following changes to the Evergreen Provision:

•

An increase to the number of shares of common stock subject to the Evergreen Provision, from 4% to 5% of the number of such shares outstanding on December 31 of the preceding year (or such lesser number of shares as the board may determine);

•	The inclusion of pre-funded warrants in the calculation of the number of shares outstanding as of December 31; and

•	An extension of the term of the Evergreen Provision, such that the share reserve will automatically increase by the stated amount on January 1 of each year from 2024 through 2033.

•

Revise the annual limit on non-employee director compensation from 100,000 shares to (a) $750,000 in total value or (b) $1,000,000 in the year of the director’s initial services as a non-employee director, in either case, applicable to fees paid in both cash and equity.

•

Eliminate per-participant annual award limits and other provisions originally intended to comply with the qualified performance-based compensation exception set forth in Section 162(m) of the Code, in light of the repeal of such exception pursuant to the Tax Cuts and Jobs Act of 2017.

•	Remove the fixed termination date of the 2016 Plan.

Our board of directors adopted the amendment and restatement of the 2016 Plan, subject to approval by our stockholders. If the proposed amendment and restatement of the 2016 Plan is not approved, our current 2016 Plan will remain as-is.

Reasons for the Amendment and Restatement of the 2016 Plan

We are asking our stockholders to approve the amendment and restatement of the 2016 Plan because, among other things, we believe that the amendment and restatement of the 2016 Plan is in the best interests of Aeglea and its stockholders because of the continuing need to provide stock options, restricted stock units and other equity-based incentives to attract and retain qualified personnel and to respond to relevant market changes in equity compensation practices. If our stockholders do not approve the amendment and restatement of the 2016 Plan, we will be limited in our ability to continue to issue awards under the 2016 Plan in numbers sufficient to attract and motivate the highly skilled employees we need to recruit and retain.

Equity compensation is a critical element of our compensation program. Offering a broad-based equity compensation program is vital to attracting and retaining highly skilled people in the highly competitive life sciences industry. We use equity awards to increase incentives on the part of eligible employees, non-employee directors and consultants who provide significant services to us and our affiliates. We believe that providing an equity stake in the future success of our business encourages our employees to be highly motivated to achieve our long-term business goals and to increase stockholder value. Their innovation and productivity are critical to our success. Accordingly, approving the amendment and restatement of the 2016 Plan is in the best interest of our stockholders because equity awards help us to:

•	attract, motivate and retain talented employees, directors and consultants;

•	align employee and stockholder interests; and

•	link employee compensation with Company performance.

We strongly believe that approval by stockholders of the amendment and restatement of the 2016 Plan will enable us to achieve our goals in attracting and retaining our most valuable asset: our employees.

Without stock options, restricted stock units or other forms of equity incentives, we would be forced to consider cash replacement alternatives to provide a market-competitive total compensation package necessary to attract, retain and motivate the employee talent critical to our future successes. These cash replacement alternatives could, among other things, reduce the cash available for investment in growth and development and cause a loss of motivation by employees to achieve superior performance over a longer period of time. Equity-based awards also directly align a portion of the compensation of our employees with the economic interests of our stockholders. If this Proposal No. 5 is not approved by our stockholders, we believe our ability to attract and retain the talent we need to compete in our industry would be adversely impacted, and this could affect our long-term success.

Summary of the Amendment and Restatement of the 2016 Plan

The following is a summary of the principal provisions of the 2016 Plan, as proposed to be amended and restated hereby. This summary, however, does not purport to be a complete description of all of the provisions of the amended and restated 2016 Plan and is qualified in its entirety by reference to the full text of the amended and restated 2016 Plan which is attached as Annex B to this Proxy Statement.

Share Reserve. As of March 31, 2023, the number of shares of our common stock reserved and available for grant and issuance under the 2016 Plan was 797,690. The 2016 Plan’s Evergreen Provision currently provides that the number of shares reserved for issuance under the 2016 Plan automatically increases on each January 1 by 4% of the number of issued and outstanding shares of our common stock on December 31 of the preceding calendar year, through 2028, unless our board of directors determines to increase the share pool by a smaller number of shares.

As proposed to be amended and restated, the following shares will be available for grant and issuance under the 2016 Plan: the sum of (a) 5,797,690 shares, inclusive of shares initially reserved under the 2016 Plan in connection with Aeglea’s initial public offering, shares added to the 2016 Plan share reserve between the time of Aeglea’s initial public offering and the Annual Meeting as a result of our 2018 amendment and restatement and the Evergreen Provision, (b) an additional 5,000,000 shares to be added to the reserve on the date of the Annual Meeting, provided stockholder approval of the 2016 Plan amendment and restatement is obtained, and (c) any shares subject to awards or issued under the 2015 Plan that return to the share reserve due to forfeitures, repurchases, or that are used or withheld to pay the exercise price of an option or to satisfy tax withholding obligations, less any shares that are issued under the 2016 Plan on or prior to, or subject to outstanding awards as of, the date of the Annual Meeting.

The Evergreen Provision under the amended and restated 2016 Plan provides for an automatic increase in the number of shares reserved for issuance thereunder on January 1 of each year from 2024 through 2033 equal to (a) 5.0% of the aggregate number of issued and outstanding shares of common stock, including common stock issuable upon the exercise of pre-funded warrants, if any, on December 31 of the immediately preceding year, or (b) a lesser amount as approved by the board each year.

In addition, the following shares are available for grant and issuance under the 2016 Plan:

•

shares subject to options or stock appreciation rights granted under the 2016 Plan that cease to be subject to the option or stock appreciation right for any reason other than exercise of the option or stock appreciation right;

•	shares subject to awards granted under the 2016 Plan that are subsequently forfeited or repurchased by us at the original issue price;

•	shares subject to awards granted under the 2016 Plan that otherwise terminate without shares being issued;

•	shares surrendered pursuant to an exchange program as defined in the 2016 Plan; and

•	shares subject to awards under the 2016 Plan that are used to pay the exercise price of an option or withheld to satisfy the tax withholding obligations related to any award.

Awards under the 2016 Plan settled in cash or other property rather than shares do not reduce the amount of shares available under the 2016 Plan.

Award Types. The 2016 Plan provides for the grant of awards in the form of stock options, restricted stock awards (“RSAs”), stock bonus awards (“Stock Bonus Awards”), stock appreciation rights (“SARs”), restricted stock units (“RSUs”) and performance awards (“Performance Awards”).

Plan Limits. No more than 17,400,000 shares will be issued pursuant to the exercise of incentive stock options (“ISOs”). Further, the aggregate value of all compensation (cash and equity-based) to be granted or paid in each fiscal year to each non-employee member of our board for service as a non-employee director will not exceed (x) $750,000 in total value or (y) $1,000,000 in the fiscal year in which an individual first begins providing services as a non-employee director, calculating the value of any equity awards based on the grant date fair value of such awards for financial reporting purposes.

Administration. Our 2016 Plan is administered by our compensation committee, all of the members of which are non-employee directors, or by our board of directors acting in place of our compensation committee. The compensation committee has, among others, the authority to construe and interpret our 2016 Plan, grant awards and make all other determinations necessary or advisable for the administration of the 2016 Plan, and has full power to implement and carry out the 2016 Plan, except that our board of directors will establish the terms of the grant of any awards to non-employee directors.

Eligibility. Our 2016 Plan provides for the grant of awards to eligible employees, directors, consultants, independent contractors and advisors, provided the consultants, independent contractors, directors and advisors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. ISOs may be granted only to employees. As of March 31, 2023, approximately 62 employees, seven non-employee directors, and 18 consultants and advisors were eligible to participate in the 2016 Plan.

Stock Options. A stock option is a right to purchase a share of our common stock, subject to certain conditions, if applicable. The exercise price of stock options must be at least equal to the fair market value of our common stock on the date of grant. Stock options may vest based on time or achievement of performance conditions, or a combination of both. Stock options may be vested and exercisable within the times or upon the conditions as set forth in the award agreement and our compensation committee may provide for stock options to become exercisable at one time or from time to time, periodically or otherwise, in such number of shares or percentage of shares as it determines. The maximum term of options granted under our 2016 Plan is ten years.

Restricted Stock Awards. An RSA is a grant by us of shares of our common stock subject to restrictions, which may vest based on time or achievement of performance conditions. The price, if any, of an RSA will be determined by the compensation committee and may be less than the fair market value of our common stock on the date of grant. Unless otherwise determined by the compensation committee at the time of award, vesting will cease on the date the participant no longer provides services to us and unvested shares will be forfeited to or repurchased by us.

Stock Appreciation Rights. SARs provide for a payment, or payments, in cash or shares of our common stock, to the holder based upon the difference between the fair market value of our common stock on the date of exercise and the stated exercise price multiplied by the number of shares subject to the SAR. SARs may vest based on time or achievement of performance conditions.

Restricted Stock Units. RSUs represent the right to receive shares of our common stock at a specified date in the future, subject to forfeiture of that right because of termination of employment or failure to achieve certain performance conditions. If an RSU has not been forfeited, then on the date specified in the RSU agreement, we will deliver to the holder of the RSU whole shares of our common stock (which may be subject to additional restrictions), cash or a combination of our common stock and cash. Unless otherwise determined in the award agreement or by the compensation committee, vesting will cease on the date the holder no longer provides services to us.

Performance Awards. A Performance Award is an award of a cash bonus or a number of shares of our common stock that may be settled upon achievement of the pre-established performance goals in cash or by issuance of the underlying shares. Unless otherwise determined in the award agreement or by the compensation committee, vesting will cease on the date the holder no longer provides services to us. These awards are subject to forfeiture prior to settlement because of termination of employment or failure to achieve the performance goals.

Stock Bonus Awards. Stock bonuses may be granted as additional compensation for service or performance and, therefore, will not be issued in exchange for cash.

Performance Goals. Our 2016 Plan permits the grant of performance-based stock and cash awards. Our compensation committee may structure awards so that the stock or cash will be issued or paid following the achievement of certain performance goals during a designated performance period.

Our compensation committee may establish performance goals under which performance-based awards may be made by selecting from one or more of the following performance criteria, or any other measures that the compensation committee deems appropriate: (a) profit before tax; (b) sales; (c) expenses; (d) billings; (e) revenue; (f) net revenue; (g) earnings (which may include earnings before interest and taxes, earnings before taxes, net earnings, stock-based compensation expenses, depreciation and amortization); (h) operating income; (i) operating margin; (j) operating profit; (k) controllable operating profit, or net operating profit; (l) net profit; (m) gross margin; (n) operating expenses or operating expenses as a percentage of revenue; (o) net income;

(p) earnings per share; (q) total stockholder return; (r) market share; (s) return on assets or net assets; (t) our stock price; (u) growth in stockholder value relative to a pre-determined index; (v) return on equity; (w) return on invested capital; (x) cash flow (including free cash flow or operating cash flows); (y) balance of cash, cash equivalents and marketable securities; (z) cash conversion cycle; (aa) economic value added; (bb) individual confidential business objectives; (cc) contract awards or backlog; (dd) overhead or other expense reduction; (ee) credit rating; (ff) completion of an identified special project; (gg) Completion of a joint venture or other corporate transaction; (hh) strategic plan development and implementation; (ii) succession plan development and implementation; (jj) improvement in workforce diversity; (kk) employee satisfaction; (ll) employee retention; (mm) customer indicators and satisfaction; (nn) new product invention or innovation; (oo) research and development expenses; (pp) attainment of research and development milestones; (qq) improvements in productivity; (rr) bookings; (ss) working-capital targets and changes in working capital; and (tt) attainment of objective operating goals and employee metrics.

Our compensation committee may select the abovementioned performance criteria, either individually, alternatively or in any combination, and may be applied on a company-wide basis or with respect to one or more business units or subsidiaries, either individually, alternatively or in any combination; on a GAAP or non-GAAP basis; and measured in absolute terms or relative to a pre-established target. Our compensation committee may, in recognition of unusual or non-recurring items such as acquisition-related activities or changes in applicable accounting rules, provide for one or more equitable adjustments (based on objective standards) to the performance factors to preserve the compensation committee’s original intent regarding the performance factors at the time of the initial award grant. Our compensation committee may also adjust performance factors to account for changes in law and accounting and make such adjustments as our compensation committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships. The compensation committee is authorized to make adjustments as it deems appropriate in the method of calculating the attainment of performance factors and may exercise discretion with respect to performance-based awards, including, without limitation, increasing, reducing or eliminating the amount to be paid to participants.

Capitalization Adjustments. If the number of outstanding shares of our common stock is changed by a change in our capital structure without consideration, such as a stock split, proportionate adjustments will be made to the number of shares reserved under our 2016 Plan, the exercise prices of and number of shares subject to outstanding stock options and SAR awards, the number of shares subject to other outstanding awards, the maximum number of shares that can be granted in a calendar year to an individual or a new employee, the maximum number of shares that may be issued upon the exercise of ISOs and the number of shares that may be granted as awards to non-employee directors, subject to any required action by board of directors or our stockholders and in compliance with applicable securities laws.

Transferability and Treatment on Termination. Awards granted under our 2016 Plan may not be transferred in any manner other than by will or by the laws of descent and distribution or as determined by our compensation committee. Unless otherwise permitted by our compensation committee, stock options may be exercised during the lifetime of the optionee only by the optionee or the optionee’s guardian or legal representative. Stock options granted under our 2016 Plan generally may be exercised for a period of three months after the termination of the optionee’s service to us for any reason other than for cause, death or disability, for a period of 12 months post-termination in the case of termination due to death or disability, or such longer period as our compensation committee may provide. Options generally terminate immediately upon termination of employment for cause. Unless otherwise determined by our compensation committee and as set forth in a participant’s award agreement, upon a termination of employment or service with us, the vesting of any shares of RSAs, RSUs, Stock Bonus Awards, stock options, SARs or Performance Awards will cease on the date of termination of employment.

Effect of Change in Control. Our 2016 Plan provides that in the event of specified types of acquisitions, mergers or consolidations, a sale or other disposition of all or substantially all of our assets, a corporate transaction or a change in the effective control of our company that occurs on the date that a majority of our board members is replaced during any twelve month period by board members whose appointment or election is not endorsed by a majority of the board members prior to the date of the appointment or election, (a) outstanding awards under our 2016 Plan may be continued if our company is the successor entity, (b) outstanding awards under our 2016 Plan may be assumed by any surviving or acquiring corporation; (c) outstanding awards under our 2016 Plan may be substituted by the surviving or acquiring corporation for similar awards; (d) the exercise or vesting of outstanding awards under our 2016 Plan may fully or partially accelerate, expiration of such awards may accelerate and our right to repurchase or re-acquire shares acquired under an award may lapse and forfeiture rights with respect to such shares may lapse; (e) outstanding awards may be settled for the full value of such outstanding award (whether or not then vested or exercisable) in cash, cash equivalents, or securities of the successor entity with a fair market value equal to the required amount followed by the cancellation of such awards, provided that payment may be deferred until the date or dates the award would have become exercisable or vested; or (f) outstanding awards may be terminated for no consideration. Our board of directors shall have full power to assign Aeglea’s right to repurchase or re-acquire or forfeiture rights to such successor or acquiring corporation. Awards need not be treated similarly in a corporate transaction.

Our board of directors or its compensation committee has the discretion to provide that a stock award under our 2016 Plan will immediately vest as to all or any portion of the shares subject to the stock award at the time of a corporate transaction or in the event a participant’s service with us or a successor entity is terminated actually or constructively within a designated period following the occurrence of the transaction. Stock awards held by participants under our 2016 Plan will generally not vest automatically on such an accelerated basis unless specifically provided in the participant’s applicable award agreement. However, following a corporate transaction, 100% of the shares subject to an award held by an employee shall become vested if the holder is subject to an involuntary termination within 12 months after the corporate transaction, subject to certain release requirements. In addition, in the event of a corporate transaction, the vesting of all awards granted to non-employee directors shall accelerate and such awards shall become exercisable (as applicable) in full prior to the consummation of the corporate transaction at such times and on such conditions as our compensation committee determines.

Amendment and Termination. Our board of directors may amend, suspend or terminate our 2016 Plan at any time. Our board of directors must obtain the approval of our stockholders if our board of directors amends our 2016 Plan in any manner that requires stockholder approval. No awards may be granted under the 2016 Plan while the 2016 Plan is suspended or after it is terminated. No ISOs may be granted after the tenth anniversary of the earlier of (i) the date our board of directors adopted the amendment and restatement of the 2016 Plan or (ii) the date of the Annual Meeting.

Federal Income Tax Consequences

The following is a brief summary of the federal income tax consequences applicable to awards granted under the 2016 Plan, as proposed to be amended, based on federal income tax laws in effect on the date of this Proxy Statement.

This summary is not intended to be exhaustive and does not address all matters that may be relevant to a particular participant. The summary does not discuss the tax laws of any state, municipality, or foreign jurisdiction, or the gift, estate, excise, payroll, or other tax laws other than federal income tax law. This summary does not discuss the impact of Section 280G of the Code governing parachute payments or Section 409A of the Code governing nonqualified deferred compensation plans. The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Because circumstances may vary, we advise all participants to consult their own tax advisors under all circumstances.

Stock Options and Stock Appreciation Rights. A recipient of a stock option or SAR will not recognize taxable income upon the grant of those awards. For NSOs and SARs, the participant will recognize ordinary income upon exercise in an amount equal to the difference between the fair market value of the shares and the exercise price on the date of exercise. Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss. The acquisition of shares upon exercise of an ISO will not result in any taxable income to the participant, except, possibly, for purposes of the alternative minimum tax. The gain or loss recognized by the participant on a later sale or other disposition of such shares will either be long-term capital gain or loss or ordinary income, depending upon whether the participant holds the shares for the legally required period (currently more than two years from the date of grant and more than one year from the date of exercise). If the shares are not held for the legally required period, the participant will recognize ordinary income equal to the lesser of (i) the difference between the fair market value of the shares on the date of exercise and the exercise price, or (ii) the difference between the sales price and the exercise price. Any additional gain recognized on the sale generally will be short-term or long-term capital gain. Different and complex rules may apply to incentive stock options that are early exercisable, and we encourage participants holding such any such awards to seek the advice of their own tax counsel.

Restricted Stock Awards. For RSAs, unless vested or the recipient elects under Section 83(b) of the Code to be taxed at the time of grant or purchase, the recipient will not have taxable income upon the grant, but will recognize ordinary income upon vesting equal to the fair market value of the shares at the time of vesting less the amount paid for such shares (if any). Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.

Restricted Stock Units. A holder of an RSU does not recognize taxable income when the RSU is granted. When vested RSUs (and dividend equivalents, if any) are settled and distributed, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of shares received less the amount paid for such stock units (if any).

Stock Bonus Awards. The tax effects of stock bonus awards will vary depending on the type, terms and conditions of those awards.

Performance Awards. No income generally will be recognized upon the grant of a performance award. Upon payment in respect of a performance award, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any nonrestricted shares of common stock or other property received.

Impact of Section 162(m)

Section 162(m) of the Tax Code generally disallows public companies a tax deduction for federal income tax purposes of remuneration in excess of $1 million paid to certain executive officers. While our compensation committee may consider the deductibility of awards as one factor in determining executive compensation, our compensation committee also looks at other factors in making its decisions and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible by us for tax purposes.

New 2016 Plan Benefits

Name and Position	Number of Options Granted
Jeffrey M. Goldberg, President and Chief Executive Officer	(1)
Jim Kastenmayer, General Counsel, Corporate Secretary and Former Interim Chief Executive Officer	(1)
Anthony G. Quinn, M.B Ch.B, Ph.D., Former President and Chief Executive Officer	(1)
Jonathan Alspaugh, Chief Financial Officer	(1)
Leslie Sloan, Ph.D., Former Chief Operating Officer	(2)
All current executive officers as a group (5 persons)	(1)
All current non-employee directors as a group (7 persons)	301,000 (3)
All current employees, including all current officers who are not executive officers, as a group	(1)

(1)

Awards to executive officers, other employees and consultants are made at the discretion of our board of directors and compensation committee. As a result, the benefits and amounts that will be received or allocated under the 2016 Plan, as amended and restated, are not determinable at this time. While Dr. Quinn’s employment with us terminated on August 23, 2022, he would be eligible to receive awards under the 2016 Plan, as amended and restated, while providing services to us as a consultant.

(2)	Dr. Sloan’s employment with us terminated on January 5, 2023. Therefore, she will not be eligible to receive any awards under the 2016 Plan, as amended and restated.
(3)

Awards granted under the 2016 Plan, as amended and restated, to our non-employee directors are made at the discretion of our board of directors and compensation committee and are not subject to set benefits or amounts under the terms of the 2016 Plan. However, pursuant to our current non-employee director compensation program, on the date of each annual meeting of stockholders, each of our non-employee directors will receive an option grant for the purchase of 43,000 shares of our common stock, or such other amount as determined by our board of directors. Effective as of and following the date of the Annual Meeting, any such awards will be granted under the 2016 Plan, as amended and restated, if this Proposal No. 5 is approved by our stockholders. For additional information regarding our current non-employee director compensation program, please see “Non-Employee Director Compensation Arrangements” above.

Additional information about outstanding grants under our 2016 Plan can be found in the section of this Proxy Statement entitled “Equity Compensation Plan Information” below. The material conditions of the 2016 Plan, as proposed to be amended, can be found in the section entitled “Summary of the Amendment and Restatement of the 2016 Plan” above.

Certain Interests of Directors

In considering the recommendation of our board of directors with respect to the approval of the amendment and restatement the 2016 Plan, stockholders should be aware that the members of our board of directors have certain interests that may present them with conflicts of interest in connection with such proposal. As discussed above, directors are eligible to receive awards under the 2016 Plan. Our board of directors recognizes that approval of this proposal may benefit our directors and their successors.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF OUR 2016 EQUITY INCENTIVE PLAN

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2023, by:

•	each stockholder known by us to be the beneficial owner of more than 5% of our common stock;

•	each of our directors or director nominees;

•	each of our named executive officers; and

•	all of our directors, director nominees and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares of common stock that they beneficially owned, subject to applicable community property laws.

Applicable percentage ownership is based on 65,395,159 shares of our common stock outstanding on March 31, 2023. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options held by that person or entity that are currently exercisable or that will become exercisable within 60 days of March 31, 2023. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Aeglea BioTherapeutics, Inc. 805 Las Cimas Parkway, Suite 100, Austin, Texas 78746.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Owned
5% Stockholders:
Entities affiliated with Baker Bros. Advisors LP (1)	6,384,013	9.8%
Entities affiliated with Suvretta Capital Management, LLC (2)	6,376,373	9.8
BCLS II Equity Opportunities, LP (3)	5,347,689	8.2
Nantahala Capital Management, LLC (4)	4,611,302	7.1
Entities affiliated with Rock Springs Capital Management LP (5)	3,413,906	5.2
Directors and Named Executive Officers:
Jeffrey M. Goldberg	—	—
Jim Kastenmayer (6)	147,770	*
Anthony G. Quinn, M.B Ch.B, Ph.D. (7)	2,061,398	3.1
Jonathan Alspaugh (8)	362,205	*
Leslie Sloan, Ph.D.	—	—
Armen Shanafelt, Ph.D. (9)	342,316	*
Russell J. Cox (10)	209,125	*
Ivana Magovcevic-Liebisch, Ph.D. (11)	156,716	*
V. Bryan Lawlis, Ph.D. (12)	156,716	*
Alison Lawton (13)	117,438	*
Marcio Souza (14)	167,749	*
Hunter Smith (15)	69,416	*
Total Current Executive Officers and Directors as a Group (12 people) (16)	2,173,070	3.2%

*	Represents beneficial ownership of less than one percent.
(1)

Based on the company’s records and on a Schedule 13G filed by Baker Bros. Advisors LP (the “Baker”) on February 14, 2023 with the SEC. Represents shares of common stock held by 667, L.P. (“667”) and Baker Brothers Life Sciences, L.P. (together with 667, the “Funds”), which may be deemed to be indirectly beneficially owned by Baker. Includes 2,973,907 shares of common stock issuable upon the exercise of pre-funded warrants. Baker Bros. Advisors (GP) LLC (“Baker GP”), Felix J. Baker and Julian C. Baker as managing members of Baker GP, may be deemed to indirectly beneficially own the shares held by Baker and may be deemed to have the sole power to vote or direct the vote of and the power to dispose or direct the disposition of such securities. The address of Baker is 860 Washington Street, 3rd Floor, New York, NY 10014.

(2)

Based solely on a Schedule 13G/A filed by Suvretta Capital Management, LLC (“Suvretta”) on February 13, 2023 with the SEC. Represents shares of common stock directly held by Averill Master Fund, Ltd., which may be deemed to be indirectly beneficially owned by Suvretta and Aaron Cowen, as well as shares of common stock issuable upon the exercise of pre- funded warrants. Aaron Cowen has beneficial ownership of such shares by virtue of his role as a control person of Suvretta. The mailing address of (i) Suvretta and Aaron Cowen is 540 Madison Avenue, 7th Floor, New York, NY 10022 and (ii) Averill Master Fund, Ltd. is c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands.

(3)

Based solely on a Schedule 13G/A filed by BCLS II Equity Opportunities, LP (“BCLS”) on February 14, 2023 with the SEC. Represents shares of common stock beneficially owned by BCLS. Bain Capital Life Sciences Investors, LLC, a Delaware limited liability company (“BCLSI”), is the manager of Bain Capital

Life Sciences Investors II, LLC, a Cayman limited liability company, which is the general partner of Bain Capital Life Sciences Fund II, L.P., a Cayman exempted limited partnership, which is the manager of BCLS II Equity Opportunities GP, LLC, a Delaware limited liability company, which is the general partner of BCLS. BCLSI may be deemed to share voting and dispositive power with respect to such shares. The address of BCLS is 200 Clarendon Street, Boston, MA 02116.
(4)

Based solely on a Schedule 13G/A filed by Nantahala Capital Management, LLP (“Nantahala”) on February 14, 2023 with the SEC. Represents shares of common stock beneficially owned by Nantahala. Nantahala may be deemed to be the beneficial owner of 4,611,302 shares held by funds and separately managed accounts under its control, and as the managing members of Nantahala, each of Wilmot B. Harkey and Daniel Mack may be deemed to be beneficial owners of such shares. Nantahala and each of Messrs. Harkey and Mack have shared voting and dispositive power over such shares. The address of Nantahala is 130 Main Street, 2nd Floor, New Canaan, CT 06840.

(5)

Based solely on a Schedule 13G filed by Rock Springs Capital Management LP (“RSCM”) and Rock Springs Capital LLC (“RSC”) on February 14, 2023 with the SEC. Represents shares of common stock held directly by Rock Springs Capital Master Fund LP (the “Master Fund”), which is a Cayman Island exempted limited partnership, and Four Pines Master Fund LP (“Four Pines”), which is a Cayman Islands exempted limited partnership, and indirectly held by RSCM, a Delaware limited partnership, and RSC, a Delaware limited liability company. RSCM serves as the investment manager to each of the Master Fund and Four Pines. RSC is the general partner of RSCM. RSCM and RSC have shared voting and dispositive power over such shares. The address of RSCM and RSC is 650 South Exeter, Suite 1070, Baltimore, MD 21202.

(6)	Represents (i) 6,000 shares owned by Mr. Kastenmayer and (ii) options exercisable for 141,770 shares of common stock within 60 days of March 31, 2023.
(7)	Represents (i) 821,922 shares of common stock held by Dr. Quinn and (ii) options exercisable for 1,239,476 shares of common stock within 60 days of March 31, 2023.
(8)	Represents (i) 171,372 shares of common stock held by Mr. Alspaugh and (ii) options exercisable for 190,833 shares of common stock within 60 days of March 31, 2023.
(9)	Represents (i) 150,000 shares of common stock held by Dr. Shanafelt and (ii) options exercisable for 192,316 shares of common stock within 60 days of March 31, 2023.
(10)	Represents (i) 7,000 shares of common stock held by Mr. Cox and (ii) options exercisable for 202,125 shares of common stock within 60 days of March 31, 2023.
(11)	Represents options exercisable for 156,716 shares of common stock within 60 days of March 31, 2023.
(12)	Represents options exercisable for 156,716 shares of common stock within 60 days of March 31, 2023.
(13)	Represents options exercisable for 117,438 shares of common stock within 60 days of March 31, 2023.
(14)	Represents (i) 90,000 shares of common stock held by Mr. Souza and (ii) options exercisable for 77,749 shares of common stock within 60 days of March 31, 2023.
(15)	Represents options exercisable for 69,416 shares of common stock within 60 days of March 31, 2023.
(16)	Represents (i) 1,246,294 shares of common stock and (ii) options exercisable for 2,544,555 shares of common stock within 60 days of March 31, 2023.

EXECUTIVE OFFICERS

The names of our current executive officers, their ages as of March 31, 2023, and their positions are shown below.

Name	Age	Position
Jeffrey M. Goldberg	50	President and Chief Executive Officer
Jonathan Alspaugh	40	Chief Financial Officer
Michael Hanley	50	Chief Business Officer
Jim Kastenmayer	51	General Counsel and Corporate Secretary
Linda Neuman	58	Chief Medical Officer

Our board of directors chooses executive officers, who then serve at the board’s discretion. There is no family relationship among any of our directors or executive officers.

Jeffrey M. Goldberg. Mr. Goldberg has served as our President and Chief Executive Officer and as a member of our board of directors since November 2022. Mr. Goldberg’s biographical information is set forth above under the heading “Proposal No. 1 Election of Directors—Continuing Directors.”

Jonathan Alspaugh. Mr. Alspaugh has served as our Chief Financial Officer since July 2021. Prior to joining Aeglea, between April 2013 and June 2021, Mr. Alspaugh served in various roles of increasing responsibility at Evercore, including as Managing Director in the firm’s corporate advisory business. Prior to that, Mr. Alspaugh was a member of Barclays Capital’s global healthcare investment banking team. Mr. Alspaugh received an S.M. from the Harvard-MIT Division of Health Sciences and Technology, an M.B.A. from the Massachusetts Institute of Technology Sloan School of Management, and a B.S.E. and an M.S.E. in Nuclear Engineering and Radiological Sciences from the University of Michigan.

Michael Hanley. Mr. Hanley joined Aeglea as our Chief Commercial Officer in October 2019 before assuming the role as Chief Business Officer in September 2022, and he brings more than 25 years of experience in the biopharmaceutical and healthcare industries. Prior to joining our company, Mr. Hanley served as Vice President and U.S. Chief Commercial Officer of Esteve Pharmaceuticals, S.A. from April 2018 to September 2019. From July 2017 to March 2018, Mr. Hanley served as an independent strategy consultant to various biopharmaceutical companies. From July 2015 to June 2017, Mr. Hanley served in various roles of increasing responsibility within the Orphan Business Unit at Horizon Therapeutics PLC, a global biopharmaceutical company, including as Vice President, Marketing; Group Vice President and General Manager; and Group Vice President, Marketing, Americas and Asia Pacific. From August 2010 to July 2015, Mr. Hanley served in various roles of increasing responsibility at the U.S. affiliate of H. Lundbeck A/S, a global pharmaceutical company, including as Director, ONFI Marketing; Senior Director, Neurology Marketing; and Senior National Sales Director, Psychiatry. Mr. Hanley received a BBA in Marketing from the University of Notre Dame and an MBA from the Kellogg School of Management at Northwestern University.

Jim Kastenmayer. Mr. Kastenmayer has served as our General Counsel and Corporate Secretary since July 2021. Mr. Kastenmayer also served as our interim Chief Executive Officer from mid-August through November 2022. Prior to Aeglea, Mr. Kastenmayer served as general counsel at Viela Bio, Inc. where he provided strategic guidance and legal advice including advising the company in connection with the FDA approval and launch of Uplizna® as well as the company’s acquisition by Horizon Therapeutics plc. Prior to Viela Bio, he served in roles of increasing responsibility at AstraZeneca PLC including global legal director, where he advised on commercialization and market access strategies, collaboration agreements and handled legal proceedings, as well as senior patent director, accountable for delivering global IP estates for small and large molecule therapies. Earlier in his career, Mr. Kastenmayer served as IP counsel at MedImmune Ltd, and as an associate at an IP boutique firm. Mr. Kastenmayer earned a J.D. from Georgetown University Law Center, a Ph.D. in biochemistry and cell & molecular biology from Michigan State University and a B.A. in biology from the University of Virginia and is a registered patent attorney.

Linda Neuman. Dr. Neuman has served as our Chief Medical Officer since November 2022. Dr. Neuman has over 20 years of experience developing therapeutics across multiple indications in the biopharmaceutical industry. Prior to joining Aeglea, Dr. Neuman served as vice president, clinical development at Catalyst Biosciences, Inc. where she led the clinical development of their late-stage development program for a novel hemophilia treatment. Before Catalyst, she served as the interim chief medical officer at Adverum Biotechnologies, Inc., where she directed the early phase development for three gene therapy programs, including two INDs in rare disease and ophthalmology indications. She previously worked at Sunesis Pharmaceuticals, Inc. where she led the filing of an IND and initiated a Phase 1b/2 clinical trial and Puma Biotechnology, Inc., where she contributed to the successful new drug application and market authorization application for neratininb. Earlier in her career, Dr. Neuman held roles of increasing responsibility at Onyx Pharmaceuticals Inc., Covidien Plc, Millennium Pharmaceuticals, Inc. and Schering-Plough Corporation. She began her career as an internist and practiced medicine for 10 years prior to joining industry. Dr. Neuman earned an M.D. from Southern Illinois University School of Medicine, a B.S. in biology from Southern Illinois University, and an M.B.A from Indiana Wesleyan University.

EXECUTIVE COMPENSATION

Overview

This section provides an overview of the material components of our executive compensation program for our Chief Executive Officer, including anyone who served as Chief Executive Officer during any part of fiscal year 2022, and each of our two other most highly compensated executive officers (our “Named Executive Officers”) during fiscal year 2022. The compensation provided to our Named Executive Officers for fiscal year 2022 is set forth in detail in the Summary Compensation Table and other tables that follow in this section, as well as the accompanying footnotes and narratives relating to those tables.

Our Named Executive Officers for fiscal year 2022 were:

•	Jeffrey M. Goldberg, our President and Chief Executive Officer;

•	Jim Kastenmayer, our General Counsel, Corporate Secretary and Former Interim Chief Executive Officer;

•	Anthony G. Quinn, M.B Ch.B, Ph.D., our Former President and Chief Executive Officer;

•	Jonathan Alspaugh, our Chief Financial Officer; and

•	Leslie Sloan, Ph.D., our Former Chief Operating Officer.

Summary Compensation Table

The following table provides information regarding all plan and non-plan compensation awarded to, earned by or paid to each of our Named Executive Officers for the fiscal years ended December 31, 2022 and 2021.

Name and Principal Position	Year	Salary ($)	Nonequity Incentive Plan Compensation ($) (1)	Option Awards ($) (2)	All Other Compensation ($)		Total ($)
Jeffrey M. Goldberg(4)	2022	54,616	—	1,774,952	2,917	(3)	1,832,485
President and Chief Executive Officer
Jim Kastenmayer(4)(6)	2022	443,943	155,694	253,948	12,200	(3)	865,785
General Counsel, Corporate Secretary and Former Interim Chief Executive Officer
Anthony G. Quinn, M.B Ch.B, Ph.D.(4)	2022	424,429	—	779,625	1,188,200	(3)(5)	2,392,254
Former President and Chief Executive Officer	2021	560,000	332,000	1,701,525	29,661		2,623,186
Jonathan Alspaugh(7)	2022	425,001	130,560	443,285	12,994	(3)	1,011,840
Chief Financial Officer
Leslie Sloan, Ph.D.(8)	2022	435,000	174,000	465,560	13,323	(3)	1,087,882
Former Chief Operating Officer	2021	410,000	200,000	822,496	16,940		1,449,436

(1)	Cash bonuses earned in 2022 and paid in 2023, based in part on achievement of specified milestones and performance objectives.
(2)

The amounts reported in this column represent the aggregate grant date fair value of the awards granted to our Named Executive Officers during the year ended December 31, 2022, as computed in accordance with ASC 718. The assumptions used in calculating the grant date fair value of the awards reported in the Option Awards column are set forth in Note 10 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2022. Note that the amounts reported in this column reflect the aggregate accounting cost for these awards, and do not necessarily correspond to the actual economic value that may be received by the Named Executive Officers from the awards. As of the date of grant, the achievement of the performance goals applicable to the performance-based options granted to Dr. Quinn during the year ended December 31, 2022 was not deemed to be probable, and therefore, the grant date fair value ascribed to such options in accordance with ASC 718, and reported in this column, is $0. The maximum grant date fair value of such performance-based options, assuming full achievement of the performance conditions to which such options are subject, is $78,066.61.

(3)

For Mr. Goldberg, represents housing allowance. For each of our other Named Executive Officers, primarily represents matching 401(k) or other retirement plan contributions paid by us on their behalf in the amount of $12,200.

(4)

On August 23, 2022, Dr. Quinn transitioned from our President and Chief Executive Officer to a non-employee consultant of Aeglea until September 1, 2023. Our board of directors appointed Mr. Kastenmayer, who serves as our General Counsel and Corporate Secretary, to serve as our interim Chief Executive Officer from August 23, 2022 until the appointment of Mr. Goldberg as our new President and Chief Executive Officer on November 29, 2022. Under SEC rules, as each of Dr. Quinn, Mr. Kastenmayer and Mr. Goldberg served as Aeglea’s principal executive officer during a portion of 2022, each is considered to be a Named Executive Officer for 2022.

(5)	Includes severance payment of $1,176,000 in connection with Dr. Quinn’s termination of employment.
(6)	Because Mr. Kastenmayer was not a Named Executive Officer in 2021, SEC rules do not require his compensation for that year to be reported.
(7)	Because Mr. Alspaugh was not a Named Executive officer in 2021, SEC rules do not require his compensation for that year to be reported.
(8)	Dr. Sloan’s employment with us terminated on January 5, 2023.

Outstanding Equity Awards at December 31, 2022

The following table presents, for our Named Executive Officers, information regarding outstanding equity awards held as of December 31, 2022.

	Option Awards									Stock Awards
Name	Grant date		Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Equity Incentive Plan Awards: Number of securities underlying unexercised unearned options (#)		Option exercise price ($)	Option expiration date	Grant date	Equity Incentive Plan Awards: Number of unearned shares, units or other rights that have not vested (#)		Equity Incentive Plan Awards: Market or payout value of unearned shares, units or other rights that have not vested ($)(2)
Jeffrey M. Goldberg	11/28/2022	(1)	—	1,884,838	(5)			1.27	11/27/2032
Jim Kastenmayer	7/6/2021	(1)	46,041	83,959	(5)			7.03	7/5/2031
	2/17/2022	(1)	17,708	67,292	(3)			3.17	2/16/2032
	8/23/2022	(1)	10,833	119,167	(3)			0.68	8/22/2032
Anthony G. Quinn, M.B Ch.B, Ph.D.	2/20/2018	(1)	119,914	—	(3)			6.31	2/19/2028
	7/18/2018	(1)	160,000	—	(3)			9.36	7/17/2028
	10/8/2018	(1)	140,000	—	(3)			9.36	7/18/2028
	2/28/2019	(1)	268,333	11,667	(3)			8.36	2/27/2029
	2/14/2020	(1)	213,208	87,792	(3)			8.15	2/13/2030
	7/15/2020	(1)	—			55,000	(4)	8.13	7/15/2030
	2/17/2021	(1)	151,250	178,750	(3)			7.35	2/16/2031
	2/17/2022	(1)	72,916	277,084	(3)			3.17	2/16/2032
	4/18/2022	(1)	—			40,000	(4)	1.90	4/18/2032
										7/15/2020	55,000	(6)	24,750
Jonathan Alspaugh	7/6/2021	(1)	56,666	103,334	(5)			7.03	7/5/2031
	2/17/2022	(1)	35,416	134,584	(3)			3 .17	2/16/2032
	8/23/2022	(1)	10,833	119,167	(3)			0.68	8/22/2032
Leslie Sloan, Ph.D.	10/10/2017	(1)	55,000	—	(5)			5.98	10/9/2027
	2/20/2018	(1)	80,000	—	(3)			6.31	2/19/2028
	2/28/2019	(1)	69,000	3,000	(3)			8.36	2/27/2029
	3/6/2019	(1)	33,750	2,250	(3)			8.06	3/5/2029
	2/14/2020	(1)	70,833	29,167	(3)			8.15	2/13/2030
	7/15/2020	(1)	—			20,000	(4)	8.13	7/15/2030
	2/17/2021	(1)	73,333	86,667	(3)			7.35	2/16/2031
	2/17/2022	(1)	37,500	142,500	(3)			3.17	2/16/2032
	8/23/2022	(1)	10,833	119,167	(3)			0.68	8/22/2032
										7/15/2020	20,000	(6)	9,000

(1)	Equity award was granted under our 2016 Equity Incentive Plan. For Mr. Goldberg, equity award was granted as an inducement award.
(2)

The market value was determined by multiplying the number of shares by $0.45, the closing price of our common stock as reported on the Nasdaq Global Market on December 30, 2022, the last trading day of the year.

(3)	1/48th of the options vests on each monthly anniversary of the applicable vesting commencement date, subject to the executive’s continued service.

(4)	The options vest and become exercisable contingent upon achievement of certain product development, regulatory, or stock price milestones, which have not been met as of December 31, 2022.
(5)	1/4th of the options vest on the one year anniversary of the applicable vesting commencement date and an additional 1/48th vests monthly thereafter, subject to the executive’s continued service.
(6)	The restricted stock units vest contingent upon achievement of certain product development or regulatory milestones, which have not been met as of December 31, 2022.

Narrative to Summary Compensation Table

Our compensation committee has historically determined our executive compensation and determines the compensation of our Named Executive Officers. Our compensation committee typically reviews and discusses management’s proposed compensation with the Chief Executive Officer for all executives other than the Chief Executive Officer. Based on those discussions and its discretion, our compensation committee then approves the compensation of each executive officer after discussions without members of management present. We generally do not provide perquisites or personal benefits, except in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment and retention purposes. See “—Employment Arrangements with Our Named Executive Officers” below for additional information.

Welfare and Health Benefits

Our Named Executive Officers are eligible to participate in all of our benefit plans, such as the 401(k) plan (see description under “— Retirement Benefits” below), medical, dental, vision, short-term disability, long-term disability and group life insurance, in each case generally on the same basis as other employees. We do not currently have qualified or nonqualified defined benefit plans or nonqualified deferred compensation plans, nor do we offer pension or other retirement benefits other than our 401(k) plan. Our board of directors may elect to adopt such plans in the future if it determines that doing so is in our best interests.

Retirement Benefits

We maintain a tax-qualified retirement plan that provides eligible U.S. employees, including our Named Executive Officers, with an opportunity to save for retirement on a tax-advantaged basis. Eligible employees may make voluntary contributions from their eligible pay, up to certain applicable annual limits set by the Code. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code. We match our employee contributions in an amount equal to 100% of the first 3% of eligible compensation, and 50% of the next 2% of eligible compensation. All such employee contributions and matching contributions are immediately and fully vested.

Employment Arrangements with Our Named Executive Officers

Jeffrey M. Goldberg

Pursuant to an offer letter dated November 28, 2022, Mr. Goldberg serves as our President and Chief Executive Officer. Mr. Goldberg’s offer letter sets forth the principal terms and conditions of his employment, including his initial annual base salary of $600,000, an annual target bonus opportunity of 50% of his base salary (which bonus is earned based on our achievement of specified milestones and performance objectives, as well as Mr. Goldberg’s performance relative to one or more performance objectives established by our board of directors, the achievement of which is evaluated by our board of directors) and an annual housing allowance of $35,000. Mr. Goldberg’s offer letter provides for an option grant for the purchase of 1,884,838 shares of our common stock, which vests over a 48-month period with 25% of the options vesting on the one-year anniversary of his employment as Chief Executive Officer and the remainder vesting in equal monthly installments thereafter, subject to Mr. Goldberg’s continued service to us on each monthly vesting date. Pursuant to the terms of his severance agreement, Mr. Goldberg will be entitled to severance benefits described in “Termination or Change in Control Arrangements with Our Named Executive Officers” below.

Jim Kastenmayer

Pursuant to an offer letter dated June 8, 2021, Mr. Kastenmayer serves as our General Counsel and Corporate Secretary, and from August 2022 to November 2022, served as our Interim Chief Executive Officer. Mr. Kastenmayer’s offer letter sets forth the principal terms and conditions of his employment, including his initial annual base salary of $365,000 and an annual target bonus opportunity of 40% of his base salary (which bonus is earned based on our achievement of specified financial performance objectives, as well as Mr. Kastenmayer’s performance relative to one or more performance objectives established by our board of directors, the achievement of which is evaluated by our board of directors). Mr. Kastenmayer’s offer letter provides for an option grant for the purchase of 130,000 shares of our common stock, which vests over a 48-month period with 25% of the options vesting on the one-year anniversary of his employment as General Counsel and Corporate Secretary and the remainder vesting in equal monthly installments thereafter, subject to Mr. Kastenmayer’s continued service to us on each monthly vesting date. In connection with Mr. Kastenmayer’s appointment as Interim Chief Executive Officer, in August 2022, our board of directors approved certain adjustments to Mr. Kastenmayer’s compensation terms for such position, which included an increase in base salary to $588,000 and an increase in target bonus amount to 50%. The adjustments to Mr. Kastenmayer’s compensation in relation to his appointment as Interim Chief Executive Officer was prorated for time served. Pursuant to the terms of his severance agreement, Mr. Kastenmayer will be entitled to severance benefits described in “Termination or Change in Control Arrangements with Our Named Executive Officers” below.

Anthony G. Quinn, M.B Ch.B, Ph.D.

Pursuant to an offer letter dated July 18, 2018, Dr. Quinn served as our President and Chief Executive Officer until August 2022. Dr. Quinn’s offer letter set forth the principal terms and conditions of his employment, including his initial annual base salary of $507,000, an annual target bonus opportunity of 50% of his base salary (which bonus is earned based on our achievement of specified milestones and performance objectives, as well as Dr. Quinn’s performance relative to one or more performance objectives established by our board of directors, the achievement of which is evaluated by our board of directors). Dr. Quinn’s offer letter provides for (i) an option grant for the purchase of 300,000 shares of our common stock, which vests over a 48-month period subject to Dr. Quinn’s continued service to us on each monthly vesting date, and (ii) three options to purchase an aggregate of 200,000 shares of our common stock, which will vest based on the achievement of certain performance objectives set by our board of directors. Pursuant to the terms of his severance agreement, Dr. Quinn will be entitled to severance benefits described in “Termination or Change in Control Arrangements with Our Named Executive Officers” below.

Jonathan Alspaugh

Pursuant to an offer letter dated June 14, 2021, Mr. Alspaugh serves as our Chief Financial Officer. Mr. Alspaugh’s offer letter sets forth the principal terms and conditions of his employment as Chief Financial Officer, including his annual base salary and an annual target bonus opportunity (which bonus is earned based on our achievement of specified milestones and performance objectives, as well as Mr. Alspaugh’s performance relative to one or more performance objectives established by our board of directors, the achievement of which is evaluated by our board of directors). Mr. Alspaugh’s current base salary and annual bonus are set forth in the “Summary Compensation Table” above. Mr. Alspaugh’s offer letter also provides for an additional option grant for the purchase of 160,000 shares of common stock, which vests over a 48-month period subject to Mr. Alspaugh’s continued service to us on each monthly vesting date. Pursuant to the terms of his severance agreement, Mr. Alspaugh will be entitled to severance benefits described in “Termination or Change in Control Arrangements with Our Named Executive Officers” below.

Leslie Sloan, Ph.D.

Pursuant to an offer letter dated March 13, 2020, Dr. Sloan served as our Chief Operating Officer until January 2023. Dr. Sloan’s offer letter set forth the principal terms and conditions of her employment as Chief Operating

Officer, including her annual base salary of $355,000 and an annual target bonus opportunity of 40% of her base salary (which bonus is earned based on our achievement of specified milestones and performance objectives, as well as Dr. Sloan’s performance relative to one or more performance objectives established by our board of directors, the achievement of which is evaluated by our board of directors). Dr. Sloan’s offer letter also provides for an additional option grant for the purchase of 108,000 shares of common stock, which vests over a 48-month period subject to Dr. Sloan’s continued service to us on each monthly vesting date. Pursuant to the terms of her severance agreement, Dr. Sloan will be entitled to severance benefits described in “Termination or Change in Control Arrangements with Our Named Executive Officers” below.

Termination or Change in Control Arrangements with Our Named Executive Officers

Jeffrey M. Goldberg

Pursuant to his severance agreement, entered into as of November 29, 2022, Mr. Goldberg will be entitled to receive the following benefits if his employment is terminated for any reason other than for cause or if he voluntarily resigns his employment for good reason: (i) 12 months of his monthly base salary; (ii) 100% of his annual target bonus; (iii) payment for the full amount of his premiums under COBRA for 12 months; and (iv) any outstanding equity awards, including awards that would otherwise vest only upon satisfaction of performance criteria, shall accelerate and become vested and exercisable as if an additional 12 months of vesting had occurred to the then-unvested shares subject to the equity award. Additionally, if his employment is terminated within 12 months of a change in control or within three months preceding a change in control for any reason other than for cause or he voluntarily resigns his employment for good reason during such period, we will provide him with the following benefits: (i) 12 months of his monthly base salary; (ii) 100% of his annual target bonus; (iii) payment for the full amount of his premiums under COBRA for 12 months; and (iv) 100% vesting for all outstanding and unvested equity awards, including awards that would otherwise vest only upon satisfaction of performance criteria based on achievement of the performance criteria at target.

Jim Kastenmayer

Pursuant to his severance agreement, entered into as of July 6, 2021, Mr. Kastenmayer will be entitled to receive the following benefits if his employment is terminated for any reason other than for cause or if he voluntarily resigns his employment for good reason: (i) 12 months of his monthly base salary; (ii) 100% of his annual target bonus; (iii) payment for the full amount of his premiums under COBRA for 12 months; and (iv) any outstanding equity awards, including awards that would otherwise vest only upon satisfaction of performance criteria, shall accelerate and become vested and exercisable as if an additional 12 months of vesting had occurred to the then-unvested shares subject to the equity award. Additionally, if his employment is terminated within 12 months of a change in control or within three months preceding a change in control for any reason other than for cause or he voluntarily resigns his employment for good reason during such period, we will provide him with the following benefits: (i) 12 months of his monthly base salary; (ii) 100% of his annual target bonus; (iii) payment for the full amount of his premiums under COBRA for 12 months; and (iv) 100% vesting for all outstanding and unvested equity awards, including awards that would otherwise vest only upon satisfaction of performance criteria based on achievement of the performance criteria at target.

Anthony G. Quinn, M.B Ch.B, Ph.D.

On August 24, 2022, we entered into a certain transition and separation agreement with Dr. Quinn in connection with his departure as our President and Chief Executive Officer (the “Transition Agreement”). We also entered into a consulting agreement (the “Consulting Agreement”) with Dr. Quinn, pursuant to which Dr. Quinn has agreed to serve as a non-employee consultant to us until September 1, 2023 (such transition term end date, the “Consultancy End Date”). Subject to Dr. Quinn’s execution of a general release of claims, the terms of the Transition Agreement and the terms of the Consulting Agreement, Dr. Quinn will be entitled to receive the following benefits: (i) a severance payment of $882,000, equal to 18 months of his annual salary; (ii) a lump sum bonus payment of $294,000; and (iii) the amount of COBRA premiums he would be required to pay to maintain group healthcare coverage as in effect on September 1, 2022 for 18 months. In exchange for providing consulting services to us through the Consultancy End Date, Dr. Quinn also will be entitled to receive the following benefits: (x) continued vesting in his outstanding option awards with respect to the number of shares that would have vested if Dr. Quinn had remained in service through the Consultancy End Date; and (y) acceleration of vesting of Dr. Quinn’s outstanding option awards with respect to the number of shares that would have vested if Dr. Quinn had remained in service through an additional 12 months beyond the Consultancy End Date.

Jonathan Alspaugh

Pursuant to his severance agreement, entered into as of July 6, 2021, Mr. Alspaugh will be entitled to receive the following benefits if his employment is terminated for any reason other than for cause or if he voluntarily resigns his employment for good reason: (i) 12 months of his monthly base salary; (ii) 100% of his annual target bonus; (iii) payment for the full amount of his premiums under COBRA for 12 months; and (iv) any outstanding equity awards, including awards that would otherwise vest only upon satisfaction of performance criteria, shall accelerate and become vested and exercisable as if an additional 12 months of vesting had occurred to the then-unvested shares subject to the equity award. Additionally, if his employment is terminated within 12 months of a change in control or within three months preceding a change in control for any reason other than for cause or he voluntarily resigns his employment for good reason during such period, we will provide him with the following benefits: (i) 12 months of his monthly base salary; (ii) 100% of his annual target bonus; (iii) payment for the full amount of his premiums under COBRA for 12 months; and (iv) 100% vesting for all outstanding and unvested equity awards, including awards that would otherwise vest only upon satisfaction of performance criteria based on achievement of the performance criteria at target.

Leslie Sloan, Ph.D.

On January 5, 2023, Dr. Sloan resigned from her position as Chief Operating Officer. Pursuant to her severance agreement, entered into as of August 7, 2019, Dr. Sloan received the following benefits: (i) a severance payment of $435,000, equal to 12 months of her annual salary; (ii) a lump sum bonus payment of $174,000; (iii) payment of COBRA premiums to maintain group healthcare coverage as in effect on the date of her separation (the “Separation Date”) for 12 months; and (iv) acceleration of vesting of Dr. Sloan’s outstanding option awards with respect to the number of shares that would have vested if Dr. Sloan had remained in service through an additional 12 months beyond the Separation Date.

Pay-Versus-Performance

Our compensation committee approves and administers our executive compensation program to align executive compensation with stockholder interests by linking pay to performance. Our overall compensation program includes a mix of short-term and long-term components through our annual incentive plan and equity awards. During fiscal year 2022, there was a change to our executive management team when our tenured Chief Executive Officer, Dr. Quinn (“PEO 2”) resigned on August 23, 2022 and transitioned to an advisory role. Upon this transition, Mr. Kastenmayer (“PEO 3”) was appointed our interim Chief Executive Officer until our new Chief Executive Officer, Mr. Goldberg (“PEO 1”), was appointed on November 29, 2022. We provide the compensation actually paid during fiscal year 2022 for all three individuals providing service as Chief Executive Officer during fiscal year 2022 in the following tables.

As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between the compensation actually paid to our Named Executive Officers and certain aspects of our financial performance. We are a smaller reporting company pursuant to Rule 405 of the Securities Act and, as such, are only required to include information for the past two fiscal years in the table below.

Pay-Versus-Performance Table

Year (a)	Summary Compensation Table Total for PEO 1 (b)(1)	Compensation Actually Paid to PEO 1 (c)(2)(5)	Summary Compensation Table Total for PEO 2 (b)(1)	Compensation Actually Paid to PEO 2 (c)(2)(5)	Summary Compensation Table Total for PEO 3 (b)(1)	Compensation Actually Paid to PEO 3 (c)(2)(5)	Average Summary Compensation Table Total for Non-PEO NEOs (d)(3)	Average Compensation Actually Paid to Non-PEO NEOs (e)(4)(5)	Total Stockholder Return Based on Initial Fixed $100 Investment (f)(6)	Net Income (in thousands) (g)(7)
2022	$1,832,485	$564,676	$2,392,254	$431,085	$865,785	$318,380	$1,049,862	$202,299	$6	($83,815)
2021	N/A	N/A	$2,623,186	$361,504	N/A	N/A	$1,365,778	$712,689	$62	($65,801)

(1)

The dollar amounts reported in column (b) represent the amount of total compensation reported for Mr. Goldberg, Dr. Quinn and Mr. Kastenmayer (collectively, our “PEOs”) for each covered fiscal year in the “Total” column of the Summary Compensation Table for each applicable year. Please refer to “Executive Compensation—Summary Compensation Table” above.

(2)

The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to our PEOs, as computed in accordance with Item 402(v) of Regulation S-K, for each covered fiscal year. The dollar amounts do not reflect the actual amount of compensation earned or received by or paid to the PEOs during the applicable fiscal year.

a.

The equity award adjustments for each covered fiscal year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of all equity awards granted during the covered fiscal year that are outstanding and unvested as of the end of the covered fiscal year; (ii) the amount equal to the change as of the end of the covered fiscal year (from the end of the prior fiscal year) in fair value of any equity awards granted in any prior fiscal year that are outstanding and unvested as of the end of the covered fiscal year; (iii) for equity awards that are granted and vest in same covered fiscal year, the fair value as of the vesting date; (iv) for equity awards granted in any prior fiscal year for which all applicable vesting conditions were satisfied at the end of or during the covered fiscal year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for equity awards granted in any prior fiscal year that fail to meet the applicable vesting conditions during the covered fiscal year, the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year.

			PEO 1		PEO 2		PEO 3
			2021	2022	2021	2022	2021	2022

Summary Compensation Table – Total Compensation	(a	)	N/A	$1,832,485	$2,623,186	$2,392,254	N/A	$865,785
– Grant Date Fair Value of Option Awards Granted in Fiscal Year	(b	)	N/A	$1,774,952	$1,701,525	$779,625	N/A	$253,948
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Awards and Option Awards Granted in Fiscal Year	(c	)	N/A	$507,143	$706,475	$58,188	N/A	$48,564
+ Change in Fair Value of Outstanding and Unvested Stock Awards and Option Awards Granted in Prior Fiscal Years	(d	)	N/A	—	($1,323,528)	($794,439)	N/A	($238,617)
+ Fair Value at Vesting of Stock Awards and Option Awards Granted in Fiscal Year that Vested During Fiscal Year	(e	)	N/A	—	$299,983	$36,311	N/A	$13,519

		PEO 1		PEO 2		PEO 3
		2021	2022	2021	2022	2021	2022

+ Change in Fair Value as of Vesting Date of Stock Awards and Option Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(f)	N/A	—	($243,087)	($481,604)	N/A	($116,923)
- Fiscal Value as of Prior Fiscal Year-End of Stock Awards and Option Awards Granted in Prior Fiscal Years that Failed to Meet Applicable Vesting Conditions During Fiscal Year	(g)	N/A	—	—	—	N/A	—
= Compensation Actually Paid		N/A	$564,676	$361,504	$431,085	N/A	$318,380

(3)

The dollar amounts reported in column (d) represent the average of the amounts of total compensation reported for our NEOs as a group (excluding our PEOs) for each covered fiscal year in the “Total” column of the Summary Compensation Table for each applicable year. The names of each NEO (excluding our PEOs) included for purposes of calculating the average amounts of total compensation in each covered fiscal year are as follows:

a.	For fiscal year 2022, Jonathan Alspaugh (our Chief Financial Officer) and Leslie Sloan (our Former Chief Operating Officer); and

b.	For fiscal year 2021, Michael Hanley (our Chief Business Officer) and Leslie Sloan (our Former Chief Operating Officer).

(4)

The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to our NEOs as a group (excluding our PEOs), as computed in accordance with Item 402(v) of Regulation S-K for each covered fiscal year. The dollar amounts do not reflect the actual average amount of compensation earned or received by or paid to our NEOs as a group (excluding our PEOs) during the applicable fiscal year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the average total compensation for each covered fiscal year to determine the “compensation actually paid” to our NEOs as a group (excluding our PEOs) for such fiscal year, using the methodology described in Note 2 above:

Non-PEO NEO Average
			2021	2022
Summary Compensation Table – Total Compensation	(a	)	$1,365,778	$1,049,862
- Grant Date Fair Value of Option Awards Granted in Fiscal Year	(b	)	$763,599	$454,423
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Awards and Option Awards Granted in Fiscal Year	(c	)	$315,773	$61,231
+ Change in Fair Value of Outstanding and Unvested Stock Awards and Option Awards Granted in Prior Fiscal Years	(d	)	($287,121)	($318,632)
+ Fair Value at Vesting of Stock Awards and Option Awards Granted in Fiscal Year that Vested During Fiscal Year	(e	)	$134,082	$22,857
+ Change in Fair Value as of Vesting Date of Stock Awards and Option Awards Granted in Prior Fiscal Years for which Applicable Vesting Conditions were Satisfied During Fiscal Year	(f	)	($52,224)	($158,597)
- Fair Value as of Prior Fiscal Year-End of Stock Awards and Option Awards Granted in Prior Fiscal Years that Failed to Meet Applicable Vesting Conditions During Fiscal Year	(g	)	—	—
= Compensation Actually Paid			$712,689	$202,299

(5)

Stock option grant date fair values are calculated based on the Black-Scholes option pricing model as of date of grant. The valuation assumptions used to calculate the fair values of the stock options held by our PEOs and other NEOs on average that vested during or were outstanding as of the end of each covered fiscal year materially differed from those valuation assumptions disclosed at the time of grant primarily based on the differing option value assumptions: fiscal year 2021 year-end calculations were based on an expected life range of 3.1 to 6.51, volatility of 77.8% to 81.2%, and risk-free rate of 1.0% to 1.4%; fiscal year 2022 year-end calculations were based on an expected life of 3.1 to 6.91, volatility of 77.8% to 88.6%, and risk-free rate of 3.9% to 4.2%. More tenured executives (Dr. Quinn, Ms. Sloan and Mr. Hanley) had significant decreases in year-over-year stock option valuations while compensation of more recently hired executives (Mr. Goldberg, Mr. Kastenmayer and Mr. Alspaugh) had less dynamic changes. Performance-based options used a different Monte Carlo valuation at fiscal year 2021 and fiscal year 2022 year-ends than the grant date valuation based on updated probability of achievement. Performance-based RSU award grant date fair values are calculated using the stock price as of date of grant assuming target performance. The performance-based RSU awards held by Dr. Quinn, Ms. Sloan and Mr. Hanley that were outstanding as of the end of each covered fiscal year were deemed to have a de minimis chance of approval and are included as unachieved.
(6)

Cumulative total stockholder return (“TSR”) is calculated by dividing the sum of the cumulative amount of dividends during the measurement period, assuming dividend reinvestment, and the difference between our stock price at the end of the applicable measurement period and the beginning of the measurement period (December 31, 2020) by our stock price at the beginning of the measurement period.

(7)	The dollar amounts reported represent the amount of net income (loss) reflected in our audited financial statements for each covered fiscal year.

Analysis of Information Presented in the Pay Versus Performance Table

In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table above.

Compensation Actually Paid and Company TSR

Compensation Actually Paid and Net Income

The following graph displays our compensation actually paid compared to our net income.

All information provided above under the “Pay-Versus-Performance” heading will not be deemed to be incorporated by reference into any of Aeglea’s filings under the Securities Act or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent Aeglea specifically incorporates such information by reference.

EQUITY COMPENSATION PLAN INFORMATION

The following table presents information as of December 31, 2022 with respect to compensation plans under which shares of our common stock may be issued.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)		Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)
	(a)		(b)	(c)
Equity compensation plans approved by security holders	7,931,209	(1)	5.22	3,019,736	(2)
Equity compensation plans not approved by security holders	2,195,838		2.12	789,000	(3)
Total	10,127,047		4.55	3,808,736

(1)	Includes our 2015 Plan and 2016 Plan.
(2)

Includes 1,216,647 shares that remain available for purchase under the 2016 Employee Stock Purchase Plan and 1,803,089 shares of common stock that remain available for grant under the 2016 Plan. There are no shares of common stock available for issuance under our 2015 Plan, but the plan continues to govern the terms of stock options granted thereunder. Any shares of common stock that are subject to outstanding awards under the 2015 Plan that are issuable upon the exercise of stock options that expire or become unexercisable for any reason without having been exercised in full will generally be available for future grant and issuance under our 2016 Plan. In addition, the 2016 Plan currently provides for an automatic increase in the number of shares reserved for issuance thereunder on January 1 of each year for the remaining term of the plan equal to (a) 4% of the number of issued and outstanding shares of common stock on December 31 of the immediately preceding year, or (b) a lesser amount as approved by the board each year. Pursuant to this provision, the number of shares reserved for grant and issuance under our 2016 Plan increased by 2,614,013 shares on January 1, 2023. Also, the 2016 Employee Stock Purchase Plan provides for an automatic annual increase in the number of shares reserved for issuance thereunder on January 1 of each year for the remaining term of the plan equal to (a) 1% of the number of issued and outstanding shares of common stock on December 31 of the immediately preceding year, or (2) a lesser amount as approved by the board each year. Pursuant to this provision, the number of shares reserved for grant and issuance under our 2016 Employee Stock Purchase Plan increased by 653,503 shares on January 1, 2023.

(3)	Reflects shares of common stock that remain available for grant under the 2018 Inducement Plan.

RELATED PARTY TRANSACTIONS

Other than the executive officer and director compensation arrangements discussed above under “Executive Compensation” and “Proposal No. 1 Election of Directors—Director Compensation,” respectively, below we describe the transactions to which we were a party since January 1, 2021, in which the amount involved exceeded the lesser of $120,000 and 1% of the average of Aeglea’s total assets at year-end for the prior two completed fiscal years and in which our directors, executive officers, former directors, former executive officers, director nominees and holders of more than 5% of our common stock, or other persons as may be required to be disclosed pursuant to Item 404 of Regulation S-K, had a direct or indirect material interest.

•

On May 5, 2022, we entered into a placement agent agreement with JonesTrading Institutional Services LLC, as placement agent, relating to a registered direct offering of an aggregate of 10,752,688 shares of our common stock at a public purchase price of $1.60 per share and pre-funded warrants to purchase up to 17,372,312 shares of our common stock at a public purchase price of $1.5999 per pre-funded warrant with an exercise price of $0.0001 per share. This registered direct offering closed on May 9, 2022. Pursuant to this offering, on the closing date:

i.

Baker Brothers Life Sciences, L.P. and 667, L.P. (together, the “Baker Funds”) purchased 6,283,777 and 747,473 pre-funded warrants to purchase common stock, respectively, for an aggregate purchase price of approximately $11.2 million;

ii.	Averill Master Fund, Ltd., an entity affiliated with Suvretta, purchased 6,250,000 pre-funded warrants to purchase common stock for an aggregate purchase price of approximately $10.0 million; and

iii.	Entities affiliated with Nantahala purchased 3,301,785 pre-funded warrants to purchase common stock for an aggregate purchase price of approximately $5.3 million.

•

On March 16, 2021, we entered into a registration rights agreement (the “Registration Rights Agreement”) with the Baker Funds, pursuant to which the Baker Funds are entitled to certain resale registration rights with respect to shares of our common stock held by the Baker Funds (the “Registrable Securities”). Under the Registration Rights Agreement, following a request by the Baker Funds, we are obligated to file a resale registration statement on Form S-3, or other appropriate form, covering Registrable Securities. Under the Registration Rights Agreement, the Baker Funds also have the right to up to two underwritten public offerings or block trades per calendar year, but no more than three underwritten public offerings and eight block trades in total, to effect the sale or distribution of their Registrable Securities, subject to specified exceptions, conditions and limitations. The Registration Rights Agreement also includes customary indemnification obligations in connection with registrations conducted pursuant to the Registration Rights Agreement. The rights of the Baker Funds under the Registration Rights Agreement terminate automatically upon the earlier to occur of the following events: (i) all Registrable Securities covered by the Registration Rights Agreement have been sold pursuant to an effective registration statement; (ii) all Registrable Securities covered by the Registration Rights Agreement have been sold pursuant to Rule 144, or other similar rule; (iii) at any time after the Baker Funds are no longer our affiliate, all Registrable Securities covered by the Registration Rights Agreement may be resold by the Baker Funds without limitations as to volume or manner of sale pursuant to Rule 144; or (iv) ten (10) years after the date of the Registration Rights Agreement.

Review, Approval or Ratification of Transactions with Related Parties

Our board of directors has adopted a written related person transactions policy. Under this policy, our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of our common stock, and any members of the immediate family of and any entity affiliated with any of the foregoing persons, are not permitted to enter into a material related person transaction with us without the review and approval of our audit committee, or a committee composed solely of independent directors in the event it is inappropriate for our audit committee to review such transaction due to a conflict of interest. The policy provides that any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of our common stock or with any of their immediate family members or affiliates in which the amount involved exceeds $120,000 will be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee will consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

REPORT OF THE AUDIT COMMITTEE

The information contained in the following report of Aeglea’s audit committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by Aeglea under the Exchange Act or the Securities Act unless and only to the extent that Aeglea specifically incorporates it by reference.

The audit committee has reviewed and discussed with Aeglea’s management and PricewaterhouseCoopers LLP the audited financial statements of Aeglea for the year ended December 31, 2022. The audit committee has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed under applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission.

The audit committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence from Aeglea.

Based on the review and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in Aeglea’s annual report on Form 10-K for the year ended December 31, 2022 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee

Hunter Smith, Chair

Ivana Magovcevic-Liebisch, Ph.D.

V. Bryan Lawlis, Ph.D.

ADDITIONAL INFORMATION

Stockholder Proposals to be Presented at Next Annual Meeting

Aeglea’s Bylaws provide that, for stockholder nominations to the board or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to the Corporate Secretary at Aeglea BioTherapeutics, Inc., 805 Las Cimas Parkway, Suite 100, Austin, Texas 78746, Attn: Corporate Secretary.

To be timely for the 2024 Annual Meeting, a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices not earlier than 5:00 p.m. Central Time on February 22, 2024 and not later than 5:00 p.m. Central Time on March 23, 2024. However, if the date of our 2024 Annual Meeting is advanced by more than 30 days before or delayed by more than 60 days after the one-year anniversary of the date of our 2023 Annual Meeting, then, for notice to the stockholder to be timely, it must be delivered to the Corporate Secretary at our principal executive offices not earlier than the close of business on the 105th day prior to the then-proposed annual meeting date and not later than the close of business on the later of (1) the 75th day prior to such annual meeting date or (2) the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by Aeglea. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by Aeglea’s Bylaws.

Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at Aeglea’s 2024 Annual Meeting must be received by Aeglea not later than December     , 2023 in order to be considered for inclusion in Aeglea’s proxy materials for the 2023 Annual Meeting.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers and any persons who own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Based solely on our review of the forms filed with the SEC and written representations from the directors and executive officers, we believe that all Section 16(a) filing requirements were timely met in the year ended December 31, 2022, with the exception of (1) a Form 3 filing on behalf of Dr. Linda Neuman reporting her initial beneficial ownership interest information (filed on January 27, 2023) and (2) a Form 4 filing on behalf of Dr. Linda Neuman reporting her subsequent beneficial ownership interest information (filed on January 27, 2023).

Available Information

Aeglea will mail without charge, upon written request, a copy of Aeglea’s annual report on Form 10-K for the year ended December 31, 2022, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:

Aeglea BioTherapeutics, Inc.

805 Las Cimas Parkway

Suite 100

Austin, TX 78746

Attn: Investor Relations

Electronic Delivery of Stockholder Communications

We encourage you to help us conserve natural resources, as well as significantly reduce printing and mailing costs, by signing up to receive your stockholder communications electronically via e-mail.

With electronic delivery, you will be notified via e-mail as soon as future Annual Reports and proxy statements are available on the Internet, and you can submit your stockholder votes online. Electronic delivery can also eliminate duplicate mailings and reduce the amount of bulky paper documents you maintain in your personal files. To sign up for electronic delivery:

Registered Owner (you hold our common stock in your own name through our transfer agent, American Stock Transfer & Trust Company, LLC, or you are in possession of stock certificates): visit www.amstock.com to enroll.

Beneficial Owner (your shares are held by a brokerage firm, a bank, a trustee or a nominee): If you hold shares beneficially, please follow the instructions provided to you by your broker, bank, trustee or nominee.

Your electronic delivery enrollment will be effective until you cancel it. Stockholders who are record owners of shares of our common stock may call American Stock Transfer & Trust Company, LLC, our transfer agent, at (800) 937-5449 or visit www.amstock.com with questions about electronic delivery.

“Householding”—Stockholders Sharing the Same Last Name and Address

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report and proxy materials, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees, and helps protect the environment as well.

This year, a number of brokers with account holders who are Aeglea stockholders will be “householding” our annual report on Form 10-K and proxy materials. A set of annual report on Form 10-K and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting American Stock Transfer & Trust Company, LLC, either by calling toll-free (800) 937-5449, or by writing to American Stock Transfer & Trust Company, LLC, Operations Center, 6201 15th Avenue, Brooklyn, New York 11219.

Upon written or oral request, Aeglea will promptly deliver a proxy statement, proxy card, annual report on Form 10-K and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the proxy statement, proxy card, annual report on Form 10-K and other proxy materials, you may write or call Aeglea’s Investor Relations department at 805 Las Cimas Parkway, Suite 100, Austin, Texas 78746, Attn: Investor Relations, telephone number (512) 942-2935.

Any stockholders who share the same address and currently receive multiple copies of Aeglea’s annual report on Form 10-K and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about householding or Aeglea’s Investor Relations department at the address or telephone number listed above.

OTHER MATTERS

The board of directors does not presently intend to bring any other business before the Annual Meeting and, so far as is known to the board of directors, no matters are to be brought before the Annual Meeting except as specified in the Notice of Annual Meeting of Stockholders. As to any business that may arise and properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

Annex A

CERTIFICATE OF AMENDMENT

TO THE

RESTATED CERTIFICATE OF INCORPORATION

OF

AEGLEA BIOTHERAPEUTICS, INC.

Pursuant to Section 242 of

the General Corporation Law of the

State of Delaware

AEGLEA BIOTHERAPEUTICS, INC., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:1

FIRST: Upon the filing and effectiveness (the “Effective Time”) pursuant to the General Corporation Law of the State of Delaware (the “DGCL”) of this Certificate of Amendment to the Restated Certificate of Incorporation of the Corporation, each              shares of the Corporation’s common stock, par value $0.0001 per share (“Common Stock”), issued and outstanding immediately prior to the Effective Time shall automatically be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock without any further action by the Corporation or the holder thereof, subject to the treatment of fractional share interests as described below. No fractional shares shall be issued at the Effective Time and, in lieu thereof, the Corporation’s transfer agent shall aggregate all fractional shares and sell them as soon as practicable after the Effective Time at the then-prevailing prices on the open market, on behalf of those stockholders who would otherwise be entitled to receive a fractional share, and after the transfer agent’s completion of such sale, stockholders shall receive a cash payment (without interest or deduction) from the transfer agent in an amount equal to their respective pro rata shares of the total net proceeds of that sale and, where shares are held in certificated form, upon the surrender of the stockholder’s Old Certificates (as defined below). Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”) shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.

SECOND: The text currently under Section 1 of “ARTICLE IV: AUTHORIZED STOCK” of the Restated Certificate of Incorporation of the Corporation is amended and restated in its entirety to read as follows:

“1. Total Authorized. The total number of shares of all classes of stock that the Corporation has authority to issue is              (            ) shares, consisting of two classes:              (            ) shares of Common Stock, $0.0001 par value per share (“Common Stock”), and Ten Million (10,000,000) shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”).”

THIRD: This Certificate of Amendment shall become effective as of                 , 2023 at             .

FOURTH: This Certificate of Amendment was duly adopted in accordance with Section 242 of the DGCL. The Board of Directors of the Corporation duly adopted resolutions setting forth and declaring advisable this Certificate of Amendment and directed that the proposed amendments be considered by the stockholders of the Corporation. An annual meeting of stockholders was duly called upon notice in accordance with Section 222 of the DGCL and held on June             , 2023, at which meeting the necessary number of shares were voted in favor of the proposed amendments. The stockholders of the Corporation duly adopted this Certificate of Amendment.

1 The Certificate of Amendment that will be filed with the Secretary of State of the State of Delaware and become effective will reflect the final ratio (ranging from 1-for-10 to 1-for-25) determined by the Board of Directors and a corresponding proportionate decrease in the number of authorized shares of Common Stock.

A-1

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed in its corporate name as of the              day of             , 2023.

AEGLEA BIOTHERAPEUTICS, INC.

By:

Name:

Title:

A-2

Annex B

AEGLEA BIOTHERAPEUTICS, INC.

2016 EQUITY INCENTIVE PLAN

AS AMENDED AND RESTATED EFFECTIVE             , 2023

1. PURPOSE. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, and any Parents, Subsidiaries and Affiliates that exist now or in the future, by offering them an opportunity to participate in the Company’s future performance through the grant of Awards. The Plan was originally effective as of the Original Effective Date, was amended and restated as of October 8, 2018 (the “2018 Amendment and Restatement”) and is hereby amended and restated effective as of the Stockholder Approval Date. Capitalized terms not defined elsewhere in the text are defined in Section 28.

2. SHARES SUBJECT TO THE PLAN.

2.1. Number of Shares Available. Subject to Sections 2.6 and 21 and any other applicable provisions hereof, the total number of Shares reserved and available for grant and issuance pursuant to this Plan (the “Share Reserve”) is the sum of (a) 5,797,690 Shares, which is inclusive of Shares initially reserved under the Plan as of the Original Effective Date and Shares added to the Share Reserve between the Original Effective Date and the Stockholder Approval Date as a result of (i) the 2018 Amendment and Restatement and (ii) the “evergreen” provision in Section 2.4 of the Plan, (b) an additional 5,000,000 Shares added to the Share Reserve as of the Stockholder Approval Date, and (c) the Prior Plan Returning Shares, less any Shares issued under the Plan on or prior to, or subject to outstanding Awards as of, the Stockholder Approval Date.

2.2. Lapsed, Returned Awards. Shares subject to Awards, and Shares issued under the Plan under any Award, will again be available for grant and issuance in connection with subsequent Awards under this Plan to the extent such Shares: (a) are subject to issuance upon exercise of an Option or SAR granted under this Plan but which cease to be subject to the Option or SAR for any reason other than exercise of the Option or SAR; (b) are subject to Awards granted under this Plan that are forfeited or are repurchased by the Company at the original issue price; (c) are subject to Awards granted under this Plan that otherwise terminate without such Shares being issued; or (d) are surrendered pursuant to an Exchange Program. To the extent an Award under the Plan is paid out in cash or other property rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Shares used to pay the exercise price of an Award or withheld to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan. For the avoidance of doubt, Shares that otherwise become available for grant and issuance because of the provisions of this Section 2.2 shall not include Shares subject to Awards that initially became available because of the substitution clause in Section 21.2 hereof.

2.3. Minimum Share Reserve. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Awards granted under this Plan.

2.4. Automatic Share Reserve Increase. The number of Shares available for grant and issuance under the Plan shall be increased on January 1, of each of 2024 through 2033, by the lesser of (a) five percent (5%) of the number of Outstanding Shares on each December 31 immediately prior to the date of increase or (b) such number of Shares determined by the Board.

2.5. Limitations. No more than 17,400,000 Shares shall be issued pursuant to the exercise of ISOs.

2.6. Adjustment of Shares. If the number of outstanding shares of Common Stock of the Company is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company, without consideration, then (a) the number of Shares reserved for issuance and future grant under the Plan set forth in Section 2.1, including Shares reserved under sub-clauses (a)-(c) of Section 2.1, (b) the Exercise Prices of and number of Shares subject to outstanding Options and SARs, (c) the number of Shares subject to other outstanding Awards, and (d) the maximum number of Shares that may be issued as ISOs set forth in Section 2.5 shall be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and in compliance with applicable securities laws; provided that fractions of a Share will not be issued.

3. ELIGIBILITY. ISOs may be granted only to Employees. All other Awards may be granted to Employees, Consultants, Directors and Non-Employee Directors; provided such Consultants, Directors and Non-Employee Directors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction.

4. ADMINISTRATION.

4.1. Committee Composition; Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan, except, however, the Board shall establish the terms for the grant of an Award to Non-Employee Directors. The Committee will have the authority to:

(a) construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

(b) prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

(c) select persons to receive Awards;

(d) determine the form and terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may vest and be exercised (which may be based on performance criteria) or settled, any vesting acceleration or waiver of forfeiture restrictions, the method to satisfy tax withholding obligations or any other tax liability legally due and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Committee will determine;

(e) determine the number of Shares or other consideration subject to Awards;

(f) determine the Fair Market Value in good faith and interpret the applicable provisions of this Plan and the definition of Fair Market Value in connection with circumstances that impact the Fair Market Value, if necessary;

(g) determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent, Subsidiary or Affiliate;

(h) grant waivers of Plan or Award conditions;

(i) determine the vesting, exercisability and payment of Awards;

(j) correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

(k) determine whether an Award has been earned;

(l) determine the terms and conditions of any, and to institute any Exchange Program;

(m) reduce or waive any criteria with respect to Performance Factors;

(n) adjust performance goals or Performance Factors as the Committee deems necessary or appropriate;

(o) adopt rules and/or procedures (including the adoption of any subplan under this Plan) relating to the operation and administration of the Plan to accommodate requirements of local law and procedures outside of the United States;

(p) make all other determinations necessary or advisable for the administration of this Plan;

(q) delegate any of the foregoing to a subcommittee consisting of one or more executive officers pursuant to a specific delegation as permitted by applicable law, including Sections 152 and 157 of the Delaware General Corporation Law, as provided in Section 4.3; and

(r) to exercise discretion with respect to Performance Awards, including, without limitation, increasing, reducing or eliminating the amount to be paid to Participants.

4.2. Committee Interpretation and Discretion. Any determination made by the Committee with respect to any Award shall be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Award under the Plan. Any dispute regarding the interpretation of the Plan or any Award Agreement shall be submitted by the Participant or Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and the Participant. The Committee may delegate to one or more executive officers the authority to review and resolve disputes with respect to Awards held by Participants who are not Insiders, and such resolution shall be final and binding on the Company and the Participant.

4.3. Delegation to Other Person or Body. The Board or any Committee may delegate to one or more persons or bodies the authority to do one or more of the following to the extent permitted by applicable law: (i) designate recipients, other than executive officers, of Awards, provided that no person or body may be delegated authority to grant an Award to themselves; (ii) determine the number of Shares subject to such Awards; and (iii) determine the terms of such Awards; provided, however, that the Board or Committee action regarding such delegation will fix the terms of such delegation in accordance with applicable law, including without limitation Sections 152 and 157 of the Delaware General Corporation Law. Unless provided otherwise in the Board or Committee action regarding such delegation, each Award granted pursuant to this section will be granted on the applicable form of Award Agreement most recently approved for use by the Board or the Committee, with any modifications necessary to incorporate or reflect the terms of such Award. Notwithstanding anything to the contrary herein, neither the Board nor any Committee may delegate to any person or body (who is not a Non-Employee Director or that is not comprised solely of Non-Employee Directors, respectively) the authority to determine the Fair Market Value of the Common Stock.

4.4. Rule 16b-3 Compliance. The Committee administering the Plan in accordance with the requirements of Rule 16b-3 shall consist of at least two individuals, each of whom qualifies as a Non- Employee Director under Rule 16b-3. Awards granted to Participants who are subject to Section 16 of the Exchange Act must be approved by two or more “non-employee directors” (as defined in the regulations promulgated under Section 16 of the Exchange Act).

4.5. Documentation. The Award Agreement for a given Award, the Plan and any other documents may be delivered to, and accepted by, a Participant or any other person in any manner (including electronic distribution or posting) that meets applicable legal requirements.

4.6. Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries and Affiliates operate or have employees or other individuals eligible for Awards, the Committee, in its sole discretion, shall have the power and authority to: (a) determine which Subsidiaries and Affiliates shall be covered by the Plan; (b) determine which individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Committee determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 2.1 hereof; and (e) take any action, before or after an Award is made, that the Committee determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

5. OPTIONS. An Option is the right but not the obligation to purchase a Share, subject to certain conditions, if applicable. The Committee may grant Options to eligible Employees, Consultants and Directors and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISOs”) or Nonqualified Stock Options (“NSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may vest and be exercised, and all other terms and conditions of the Option, subject to the following terms of this section.

5.1. Option Grant. Each Option granted under this Plan will identify the Option as an ISO or an NSO. An Option may be, but need not be, awarded upon satisfaction of such Performance Factors during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the Option is being earned upon the satisfaction of Performance Factors, then the Committee will: (a) determine the nature, length and starting date of any Performance Period for each Option; and (b) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to Options that are subject to different performance goals and other criteria.

5.2. Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, or a specified future date. The Award Agreement will be delivered to the Participant within a reasonable time after the granting of the Option.

5.3. Exercise Period. Options may be vested and exercisable within the times or upon the conditions as set forth in the Award Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who, at the time the ISO is granted, directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

5.4. Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted; provided that: (a) the Exercise Price of an Option will be not less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant and (b) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 11 and the Award Agreement and in accordance with any procedures established by the Company.

5.5. Method of Exercise. Any Option granted hereunder will be vested and exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Committee and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when the Company receives: (a) notice of exercise (in such form as the Committee may specify from time to time) from the person entitled to exercise the Option, and (b) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 2.6 of the Plan. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

5.6. Termination of Service. If the Participant’s Service terminates for any reason except for Cause or the Participant’s death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates no later than three (3) months after the date Participant’s Service terminates (or such shorter or longer time period as may be determined by the Committee, with any exercise beyond three (3) months after the date Participant’s employment terminates deemed to be the exercise of an NSO), but in any event no later than the expiration date of the Options.

(a) Death. If the Participant’s Service terminates because of the Participant’s death (or the Participant dies within three (3) months after Participant’s Service terminates other than for Cause or because of the Participant’s Disability), then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates and must be exercised by the Participant’s legal representative, or authorized assignee, no later than twelve (12) months after the date Participant’s Service terminates (or such shorter time period not less than six (6) months or longer time period as may be determined by the Committee), but in any event no later than the expiration date of the Options.

(b) Disability. If the Participant’s Service terminates because of the Participant’s Disability, then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates and must be exercised by the Participant (or the Participant’s legal representative or authorized assignee) no later than twelve (12) months after the date Participant’s Service terminates (with any exercise beyond (a) three (3) months after the date Participant’s employment terminates when the termination of Service is for a Disability that is not a “permanent and total disability” as defined in Section 22(e)(3) of the Code, or (b) twelve (12) months after the date Participant’s employment terminates when the termination of Service is for a Disability that is a “permanent and total disability” as defined in Section 22(e)(3) of the Code, deemed to be exercise of an NSO), but in any event no later than the expiration date of the Options.

(c) Cause. If the Participant is terminated for Cause, then Participant’s Options shall expire on such Participant’s date of termination of Service, or at such later time and on such conditions as are determined by the Committee, but in any no event later than the expiration date of the Options. Unless otherwise provided in the Award Agreement, Cause shall have the meaning set forth in the Plan.

5.7. Limitations on Exercise. The Committee may specify a minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent any Participant from exercising the Option for the full number of Shares for which it is then exercisable.

5.8. Limitations on ISOs. With respect to Awards granted as ISOs, to the extent that the aggregate Fair Market Value of the Shares with respect to which such ISOs are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as NSOs. For purposes of this Section 5.8, ISOs will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted. In the event that the Code or the regulations promulgated thereunder are amended to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

5.9. Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. Subject to Section 18 of this Plan, by written notice to affected Participants, the Committee may reduce the Exercise Price of outstanding Options without the consent of such Participants; provided, however, that the Exercise Price may not be reduced below the Fair Market Value on the date the action is taken to reduce the Exercise Price.

5.10. No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

6. RESTRICTED STOCK AWARDS. A Restricted Stock Award is an offer by the Company to sell to an eligible Employee, Consultant, or Director of Shares that are subject to restrictions (“Restricted Stock”). The Committee will determine to whom an offer will be made, the number of Shares the Participant may purchase, the Purchase Price, the restrictions under which the Shares will be subject and all other terms and conditions of the Restricted Stock Award, subject to the Plan.

6.1. Restricted Stock Purchase Agreement. All purchases under a Restricted Stock Award will be evidenced by an Award Agreement. Except as may otherwise be provided in an Award Agreement, a Participant accepts a Restricted Stock Award by signing and delivering to the Company an Award Agreement with full payment of the Purchase Price, within thirty (30) days from the date the Award Agreement was delivered to the Participant. If the Participant does not accept such Award within thirty (30) days, then the offer of such Restricted Stock Award will terminate, unless the Committee determines otherwise.

6.2. Purchase Price. The Purchase Price for a Restricted Stock Award will be determined by the Committee and may be less than Fair Market Value on the date the Restricted Stock Award is granted. Payment of the Purchase Price must be made in accordance with Section 11 of the Plan, and the Award Agreement and in accordance with any procedures established by the Company.

6.3. Terms of Restricted Stock Awards. Restricted Stock Awards will be subject to such restrictions as the Committee may impose or are required by law. These restrictions may be based on completion of a specified number of years of service with the Company or upon completion of Performance Factors, if any, during any Performance Period as set out in advance in the Participant’s Award Agreement. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.

6.4. Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).

7. STOCK BONUS AWARDS. A Stock Bonus Award is an award to an eligible Employee, Consultant, or Director of Shares for Services to be rendered or for past Services already rendered to the Company or any Parent, Subsidiary or Affiliate. All Stock Bonus Awards shall be made pursuant to an Award Agreement. No payment from the Participant will be required for Shares awarded pursuant to a Stock Bonus Award.

7.1. Terms of Stock Bonus Awards. The Committee will determine the number of Shares to be awarded to the Participant under a Stock Bonus Award and any restrictions thereon. These restrictions may be based upon completion of a specified number of years of service with the Company or upon satisfaction of performance goals based on Performance Factors during any Performance Period as set out in advance in the Participant’s Stock Bonus Agreement. Prior to the grant of any Stock Bonus Award the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Stock Bonus Award; (b) select from among the Performance Factors to be used to measure performance goals; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Stock Bonus Awards that are subject to different Performance Periods and different performance goals and other criteria.

7.2. Form of Payment to Participant. Payment may be made in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value of the Shares earned under a Stock Bonus Award on the date of payment, as determined in the sole discretion of the Committee.

7.3. Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).

8. STOCK APPRECIATION RIGHTS. A Stock Appreciation Right (“SAR”) is an award to an eligible Employee, Consultant, or Director that may be settled in cash, or Shares (which may consist of Restricted Stock), having a value equal to (a) the difference between the Fair Market Value on the date of exercise over the Exercise Price multiplied by (b) the number of Shares with respect to which the SAR is being settled (subject to any maximum number of Shares that may be issuable as specified in an Award Agreement). All SARs shall be made pursuant to an Award Agreement.

8.1. Terms of SARs. The Committee will determine the terms of each SAR including, without limitation: (a) the number of Shares subject to the SAR; (b) the Exercise Price and the time or times during which the SAR may be settled; (c) the consideration to be distributed on settlement of the SAR; and (d) the effect of the Participant’s termination of Service on each SAR. The Exercise Price of the SAR will be determined by the Committee when the SAR is granted, and may not be less than Fair Market Value. A SAR may be awarded upon satisfaction of Performance Factors, if any, during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the SAR is being earned upon the satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each SAR; and (y) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to SARs that are subject to different Performance Factors and other criteria.

8.2. Exercise Period and Expiration Date. A SAR will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the Award Agreement governing such SAR. The SAR Agreement shall set forth the expiration date; provided that no SAR will be exercisable after the expiration of ten (10) years from the date the SAR is granted. The Committee may also provide for SARs to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of the Shares subject to the SAR as the Committee determines. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on the date Participant’s Service terminates (unless determined otherwise by the Committee). Notwithstanding the foregoing, the rules of Section 5.6 also will apply to SARs.

8.3. Form of Settlement. Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying (a) the difference between the Fair Market Value of a Share on the date of exercise over the Exercise Price; times (b) the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment from the Company for the SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof. The portion of a SAR being settled may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee determines, provided that the terms of the SAR and any deferral satisfy the requirements of Section 409A of the Code.

8.4. Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).

9. RESTRICTED STOCK UNITS. A Restricted Stock Unit (“RSU”) is an award to an eligible Employee, Consultant, or Director covering a number of Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock). All RSUs shall be made pursuant to an Award Agreement.

9.1. Terms of RSUs. The Committee will determine the terms of an RSU including, without limitation: (a) the number of Shares subject to the RSU; (b) the time or times during which the RSU may be settled; (c) the consideration to be distributed on settlement; and (d) the effect of the Participant’s termination of Service on each RSU; provided that no RSU shall have a term longer than ten (10) years. An RSU may be awarded upon satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in advance in the Participant’s Award Agreement. If the RSU is being earned upon satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for the RSU; (y) select from among the Performance Factors to be used to measure the performance, if any; and (z) determine the number of Shares deemed subject to the RSU. Performance Periods may overlap and participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods and different performance goals and other criteria.

9.2. Form and Timing of Settlement. Payment of earned RSUs shall be made as soon as practicable after the date(s) determined by the Committee and set forth in the Award Agreement. The Committee, in its sole discretion, may settle earned RSUs in cash, Shares, or a combination of both. The Committee may also permit a Participant to defer payment under a RSU to a date or dates after the RSU is earned provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code.

9.3. Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).

10. PERFORMANCE AWARDS. A Performance Award is an award to an eligible Employee, Consultant, or Director of the Company or any Parent, Subsidiary or Affiliate of a cash bonus or an award of Performance Shares denominated in Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock). Grants of Performance Awards shall be made pursuant to an Award Agreement.

10.1. Types of Performance Awards. Performance Awards shall include Performance Shares, Performance Units, and cash-based Awards as set forth in Sections 10.1(a), 10.1(b), and 10.1(c) below.

(a) Performance Shares. The Committee may grant Awards of Performance Shares, designate the Participants to whom Performance Shares are to be awarded and determine the number of Performance Shares and the terms and conditions of each such Award. Performance Shares shall consist of a unit valued by reference to a designated number of shares of Common Stock, the value of which may be paid to the Participant by delivery of shares of Common Stock or, if set forth in the instrument evidencing the Award, of such property as the Committee shall determine, including, without limitation, cash, shares of Common Stock, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee. The amount to be paid under an Award of Performance Shares may be adjusted on the basis of such further consideration as the Committee shall determine in its sole discretion.

(b) Performance Units. The Committee may grant Awards of Performance Units, designate the Participants to whom Performance Units are to be awarded and determine the number of Performance Units and the terms and conditions of each such Award. Performance Units shall consist of a unit valued by reference to a designated amount of property other than shares of Common Stock, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, shares of Common Stock, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee.

(c) Cash-Settled Performance Awards. The Committee may also grant cash-settled Performance Awards to Participants under the terms of this Plan. Such awards will be based on the attainment of performance goals using the Performance Criteria within this Plan that are established by the Committee for the relevant performance period.

10.2. Terms of Performance Awards. The Committee will determine, and each Award Agreement shall set forth, the terms of each Performance Award including, without limitation: (a) the amount of any cash bonus, (b) the number of Shares deemed subject to an award of Performance Shares; (c) the Performance Factors and Performance Period that shall determine the time and extent to which each award of Performance Shares shall be settled; (d) the consideration to be distributed on settlement, and (e) the effect of the Participant’s termination of Service on each Performance Award. In establishing Performance Factors and the Performance Period the Committee will: (x) determine the nature, length and starting date of any Performance Period; (y) select from among the Performance Factors to be used; and (z) determine the number of Shares deemed subject to the award of Performance Shares. Prior to settlement the Committee shall determine the extent to which Performance Awards have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Awards that are subject to different Performance Periods and different performance goals and other criteria.

10.3. Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on the date Participant’s Service terminates (unless determined otherwise by the Committee).

11. PAYMENT FOR SHARE PURCHASES. Payment from a Participant for Shares purchased pursuant to this Plan may be made in cash or by check or, where approved for the Participant by the Committee and where permitted by law (and to the extent not otherwise set forth in the applicable Award Agreement):

(a) by cancellation of indebtedness of the Company to the Participant;

(b) by surrender of shares of the Company’s common stock by the Participant that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Award will be exercised or settled;

(c) by waiver of compensation due or accrued to the Participant for services rendered or to be rendered to the Company or a Parent or Subsidiary of the Company;

(d) by consideration received by the Company pursuant to a broker-assisted or other form of cashless exercise program implemented by the Company in connection with the Plan;

(e) by any combination of the foregoing; or

(f) by any other method of payment as is permitted by applicable law.

12. GRANTS TO NON-EMPLOYEE DIRECTORS. Non-Employee Directors are eligible to receive any type of Award offered under this Plan except ISOs. Awards pursuant to this Section 12 may be automatically made pursuant to policy adopted by the Board, or made from time to time as determined in the discretion of the Board. The aggregate value of all compensation granted or paid, as applicable, to any individual for service as a Non-Employee Director with respect to any fiscal year, including Awards granted and cash fees paid by the Company to such Non-Employee Director for his or her service as a Non-Employee Director, will not exceed (i) $750,000 in total value or (ii) in the event such Non-Employee Director is first appointed or elected to the Board during such fiscal year, $1,000,000 in total value, in each case calculating the value of any equity awards based on the grant date fair value of such equity awards for financial reporting purposes.

12.1. Eligibility. Awards pursuant to this Section 12 shall be granted only to Non-Employee Directors. A Non-Employee Director who is elected or re-elected as a member of the Board will be eligible to receive an Award under this Section 12.

12.2. Vesting, Exercisability and Settlement. Except as set forth in Section 21, Awards shall vest, become exercisable and be settled as determined by the Board. With respect to Options and SARs, the exercise price granted to Non-Employee Directors shall not be less than the Fair Market Value of the Shares at the time that such Option or SAR is granted.

12.3. Election to receive Awards in Lieu of Cash. A Non-Employee Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash or Awards or a combination thereof, as determined by the Committee. Such Awards shall be issued under the Plan. An election under this Section 12.3 shall be filed with the Company on the form prescribed by the Company.

13. WITHHOLDING TAXES.

13.1. Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan or a tax event occurs, the Company may require the Participant to remit to the Company, or to the Parent, Subsidiary or applicable Affiliate employing the Participant, an amount sufficient to satisfy applicable U.S. federal, state, local and international withholding tax requirements or any other tax or social insurance liability legally due from the Participant prior to the delivery of Shares pursuant to exercise or settlement of any Award. Whenever payments in satisfaction of Awards granted under this Plan are to be made in cash, such payment will be net of an amount sufficient to satisfy applicable U.S. federal, state, local and international withholding tax or social insurance requirements or any other tax liability legally due from the Participant. The Fair Market Value of the Shares will be determined as of the date that the taxes are required to be withheld and such Shares shall be valued based on the value of the actual trade or, if there is none, the Fair Market Value of the Shares as of the previous trading day.

13.2. Stock Withholding. The Committee, or its delegate(s), as permitted by applicable law, in its sole discretion and pursuant to such procedures as it may specify from time to time and to limitations of local law, may require or permit a Participant to satisfy such tax withholding obligation or any other tax liability legally due from the Participant, in whole or in part by (without limitation) (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash or Shares, (c) delivering to the Company already-owned shares of the Company’s common stock or (d) withholding from proceeds of the sale of otherwise deliverable Shares acquired pursuant to an Award either through a voluntary sale or through a mandatory sale arranged by the Company.

14. TRANSFERABILITY.

14.1. Transfer Generally. Unless determined otherwise by the Committee or pursuant to Section 14.2, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. If the Committee makes an Award transferable, including, without limitation, by instrument to an inter vivos or testamentary trust in which the Awards are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift or by domestic relations order to a Permitted Transferee, such Award will contain such additional terms and conditions as the Committee deems appropriate.

All Awards shall be exercisable: (a) during the Participant’s lifetime only by (i) the Participant, or (ii) the Participant’s guardian or legal representative; (b) after the Participant’s death, by the legal representative of the Participant’s heirs or legatees; and (c) in the case of all awards except ISOs, by a Permitted Transferee.

14.2. Award Transfer Program. Notwithstanding any contrary provision of the Plan, the Committee shall have all discretion and authority to determine and implement the terms and conditions of any Award Transfer Program instituted pursuant to this Section 14.2 and shall have the authority to amend the terms of any Award participating, or otherwise eligible to participate in, the Award Transfer Program, including (but not limited to) the authority to (a) amend (including to extend) the expiration date, post-termination exercise period and/or forfeiture conditions of any such Award, (b) amend or remove any provisions of the Award relating to the Award holder’s continued Service to the Company or its Parent, Subsidiary, or Affiliate, (c) amend the permissible payment methods with respect to the exercise or purchase of any such Award, (d) amend the adjustments to be implemented in the event of changes in the capitalization and other similar events with respect to such Award, and (e) make such other changes to the terms of such Award as the Committee deems necessary or appropriate in its sole discretion. Notwithstanding anything to the contrary in the Plan, in no event will the Committee have the right to determine and implement the terms and conditions of any Award Transfer Program without stockholder approval.

15. PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.

15.1. Voting and Dividends. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant, except for any dividend equivalent rights permitted by an applicable Award Agreement (“Dividend Equivalent Rights”). After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant’s Purchase Price or Exercise Price, as the case may be, pursuant to Section 15.2. However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Shares underlying an Award during the period beginning on the date the Award is granted and ending, with respect to each Share subject to the Award, on the earlier of the date on which the Award is exercised or settled or the date on which it is forfeited. Such Dividend Equivalent Rights, if any, shall be credited to the Participant in the form of additional whole Shares as of the date of payment of such cash dividends on Shares.

15.2. Restrictions on Shares. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) a right to repurchase (a “Right of Repurchase”) a portion of any or all Unvested Shares held by a Participant following such Participant’s termination of Service at any time within ninety (90) days (or such longer or shorter time determined by the Committee) after the later of the date Participant’s Service terminates and the date the Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s Purchase Price or Exercise Price, as the case may be.

16. CERTIFICATES. All Shares or other securities whether or not certificated, delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable U.S. federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted and any non-U.S. exchange controls or securities law restrictions to which the Shares are subject.

17. ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of the Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, the Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

18. REPRICING; EXCHANGE AND BUYOUT OF AWARDS. Without prior stockholder approval, the Committee may (a) reprice Options or SARs (and where such repricing is a reduction in the Exercise Price of outstanding Options or SARs, the consent of the affected Participants is not required provided written notice is provided to them, notwithstanding any adverse tax consequences to them arising from the repricing), and (b) with the consent of the respective Participants (unless not required pursuant to Section 5.9 of the Plan), pay cash or issue new Awards in exchange for the surrender and cancellation of any, or all, outstanding Awards.

19. SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award will not be effective unless such Award is in compliance with all applicable U.S. and foreign federal and state securities and exchange control laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any foreign or state securities laws, exchange control laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

20. MISCELLANEOUS.

20.1. No Obligation to Employ. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent, Subsidiary or Affiliate or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate to terminate Participant’s employment or other relationship at any time.

20.2. Change in Time Commitment. In the event that a Participant’s regular level of time commitment in the performance of his or her services for the Company or any Affiliate is reduced (for example, and without limitation, if the Participant is an Employee and has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to Participant, the Committee has the right in its sole discretion to (i) make a corresponding reduction in the number of Shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

21. CORPORATE TRANSACTIONS.

21.1. Assumption or Replacement of Awards by Successor. In the event that the Company is subject to a Corporate Transaction, outstanding Awards acquired under the Plan shall be subject to the agreement evidencing the Corporate Transaction, which need not treat all outstanding Awards in an identical manner. Such agreement, without the Participant’s consent, shall provide for one or more of the following with respect to all outstanding Awards as of the effective date of such Corporate Transaction:

(a) The continuation of an outstanding Award by the Company (if the Company is the successor entity).

(b) The assumption of an outstanding Award by the successor or acquiring entity (if any) of such Corporate Transaction (or by its parents, if any), which assumption, will be binding on all selected Participants; provided that the exercise price and the number and nature of shares issuable upon exercise of any such option or stock appreciation right, or any award that is subject to Section 409A of the Code, will be adjusted appropriately pursuant to Section 424(a) of the Code.

(c) The substitution by the successor or acquiring entity in such Corporate Transaction (or by its parents, if any) of equivalent awards with substantially the same terms for such outstanding Awards (except that the exercise price and the number and nature of shares issuable upon exercise of any such option or stock appreciation right, or any award that is subject to Section 409A of the Code, will be adjusted appropriately pursuant to Section 424(a) of the Code).

(d) The full or partial acceleration of exercisability or vesting and accelerated expiration of an outstanding Award and lapse of the Company’s right to repurchase or re-acquire shares acquired under an Award or lapse of forfeiture rights with respect to shares acquired under an Award.

(e) The settlement of the full value of such outstanding Award (whether or not then vested or exercisable) in cash, cash equivalents, or securities of the successor entity (or its parent, if any) with a Fair Market Value equal to the required amount, followed by the cancellation of such Awards; provided however, that such Award may be cancelled if such Award has no value, as determined by the Committee, in its discretion. Subject to Section 409A of the Code, such payment may be made in installments and may be deferred until the date or dates the Award would have become exercisable or vested. Such payment may be subject to vesting based on the Participant’s continued service, provided that the vesting schedule shall not be less favorable to the Participant than the schedule under which the Award would have become vested or exercisable. For purposes of this Section 21.1(e), the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security.

(f) The cancellation of outstanding Awards in exchange for no consideration.

The Board shall have full power and authority to assign the Company’s right to repurchase or re- acquire or forfeiture rights to such successor or acquiring corporation. In addition, in the event such successor or acquiring corporation refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Corporate Transaction, the Committee will notify the Participant in writing or electronically that such Award will be exercisable for a period of time determined by the Committee in its sole discretion, and such Award will terminate upon the expiration of such period. Awards need not be treated similarly in a Corporate Transaction. In addition, following a Corporate Transaction, 100% of the total number of Shares subject to each Award held by an Employee shall become vested if the holder is subject to an Involuntary Termination within 12 months after the Corporate Transaction; it being understood that the vesting acceleration set forth in the preceding clause is in addition to vesting of the Award or Shares that has occurred prior to the Involuntary Termination, subject to the Participant executing a general release (in a form prescribed by the Company) of all known and unknown claims that he or she may then have against the Company or persons affiliated with the Company and such release has become effective and agreeing not to prosecute any legal action or other proceeding based upon any of such claims except to the extent otherwise provided in an individual award agreement. The provisions of this Section 21.1 shall apply to Awards outstanding on the Original Effective Date under the Prior Plan; provided the vesting acceleration provisions set forth in any employment agreement or letter or similar agreement between the Company and an employee in effect on the Original Effective Date, to the extent more favorable to such employee, will continue to apply to the equity awards held by the employee on the Original Effective Date.

21.2. Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the Purchase Price or the Exercise Price, as the case may be, and the number and nature of Shares issuable upon exercise or settlement of any such Award will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option in substitution rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price. Substitute Awards shall not be credited toward the number of Shares authorized for grant under the Plan or authorized for grant to a Participant in a calendar year.

21.3. Non-Employee Directors’ Awards. Notwithstanding any provision to the contrary herein, in the event of a Corporate Transaction, the vesting of all Awards granted to Non-Employee Directors shall accelerate and such Awards shall become exercisable (as applicable) in full prior to the consummation of such event at such times and on such conditions as the Committee determines.

22. ADOPTION AND STOCKHOLDER APPROVAL. This Plan shall be submitted for the approval of the Company’s stockholders, consistent with applicable laws, within twelve (12) months before or after the date this Plan is adopted by the Board.

23. GOVERNING LAW. This Plan and all Awards granted hereunder shall be governed by and construed in accordance with the laws of the State of Delaware (excluding its conflict of law rules).

24. AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate or amend this Plan in any respect, including, without limitation, amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval; provided further, that a Participant’s Award shall be governed by the version of this Plan then in effect at the time such Award was granted. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated. No ISOs may be granted after the tenth anniversary of the earlier of (i) the Adoption Date or (ii) the Stockholder Approval Date.

25. NONEXCLUSIVITY OF THE PLAN. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock awards and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

26. INSIDER TRADING POLICY. Each Participant who receives an Award shall comply with any policy adopted by the Company from time to time covering transactions in the Company’s securities by Employees, officers and/or directors of the Company.

27. ALL AWARDS SUBJECT TO COMPANY CLAWBACK OR RECOUPMENT POLICY. All Awards shall be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of Participant’s employment or other service with the Company that is applicable to executive officers, employees, directors or other service providers of the Company, and in addition to any other remedies available under such policy and applicable law, may require the cancelation of outstanding Awards and the recoupment of any gains realized with respect to Awards.

28. DEFINITIONS. As used in this Plan, and except as elsewhere defined herein, the following terms will have the following meanings:

28.1. “Adoption Date” means             , 2023, which is the date that this Plan, as amended and restated, was adopted by the Board.

28.2. “Affiliate” means any person or entity that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company, including any general partner, managing member, officer or director of the Company, in each case as of the date on which, or at any time during the period for which, the determination of affiliation is being made. For purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such person or entity, whether through the ownership of voting securities or by contract or otherwise.

28.3. “Award” means any award under the Plan, including any Option, Restricted Stock, Stock Bonus, Stock Appreciation Right, Restricted Stock Unit or award of Performance Shares.

28.4. “Award Agreement” means, with respect to each Award, the written or electronic agreement between the Company and the Participant setting forth the terms and conditions of the Award, and country-specific appendix thereto for grants to non-U.S. Participants, which shall be in substantially a form (which need not be the same for each Participant) that the Committee (or in the case of Award agreements that are not used for Insiders, the Committee’s delegate(s)) has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.

28.5. “Award Transfer Program” means any program instituted by the Committee which would permit Participants the opportunity to transfer any outstanding Awards to a financial institution or other person or entity approved by the Committee.

28.6. “Board” means the Board of Directors of the Company.

28.7. “Cause” means (i) an unauthorized use or disclosure by Participant of the Company’s confidential information or trade secrets, which use or disclosure causes material harm to the Company or is reasonably likely to cause material harm to the Company, (ii) a material breach of any agreement between Participant and the Company, (iii) a material failure to comply with the Company’s written policies or rules that has caused or is reasonably likely to cause material injury to the Company, its successor, or its affiliates, or any of their business, (iv) conviction of, or plea of “guilty” or “no contest” to, a felony under the laws of the United States or any state thereof, (v) willful misconduct that has caused or is reasonably likely to cause material injury to the Company, its successor, or its affiliates, or any of their business, (vi) embezzlement, (vii) failure to cooperate with the Company in any investigation or formal proceeding if the Company has requested Participant’s reasonable cooperation, (viii) violation of any applicable federal, state or foreign statutes or laws that govern or regulate employment, pharmaceutical drugs or securities, including but not limited to the laws enforced by the federal Equal Employment Opportunity Commission, Department of Labor, Food and Drug Administration, Securities and Exchange Commission and Department of Justice or (ix) a continued failure to perform assigned duties after receiving written notification of such failure from the Company’s Chief Executive Officer; provided that

Participant must be provided with written notice of Participant’s termination for “Cause” and Participant must be provided with a thirty (30) day period following Participant’s receipt of such notice to cure the event(s) that trigger “Cause,” with the Company’s Chief Executive Officer making the final determination whether Participant has cured any Cause. The determination as to whether a Participant is being terminated for Cause shall be made in good faith by the Company and shall be final and binding on the Participant. The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s employment or consulting relationship at any time as provided in Section 20 above, and the term “Company” will be interpreted to include any Parent, Subsidiary or Affiliate, as appropriate. Notwithstanding the foregoing, the foregoing definition of “Cause” may, in part or in whole, be modified or replaced in each individual employment agreement or Award Agreement with any Participant, provided that such document supersedes the definition provided in this Section 28.7.

28.8. “Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

28.9. “Committee” means the Compensation Committee of the Board or those persons to whom administration of the Plan, or part of the Plan, has been delegated as permitted by law.

28.10. “Common Stock” means the common stock of the Company.

28.11. “Company” means Aeglea BioTherapeutics, Inc., or any successor corporation.

28.12. “Consultant” means any person, including an advisor or independent contractor, engaged by the Company or a Parent, Subsidiary or Affiliate to render services to such entity.

28.13. “Corporate Transaction” means the occurrence of any of the following events: (a) any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then-outstanding voting securities; provided, however, that for purposes of this subclause (a) the acquisition of additional securities by any one Person who is considered to own more than fifty percent (50%) of the total voting power of the securities of the Company will not be considered a Corporate Transaction; (b) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; (c) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; (d) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company) or (e) a change in the effective control of the Company that occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by members of the Board whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purpose of this subclause (e), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Corporate Transaction. For purposes of this definition, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. Notwithstanding the foregoing, to the extent that any amount constituting deferred compensation (as defined in Section 409A of the Code) would become payable under this Plan by reason of a Corporate Transaction, such amount shall become payable only if the event constituting a Corporate Transaction would also qualify as a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, each as defined within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and IRS guidance that has been promulgated or may be promulgated thereunder from time to time.

28.14. “Director” means a member of the Board.

28.15. “Disability” means in the case of incentive stock options, total and permanent disability as defined in Section 22(e)(3) of the Code and in the case of other Awards, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

28.16. “Employee” means any person, including Officers and Directors, employed by the Company or any Parent, Subsidiary or Affiliate. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

28.17. “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

28.18. “Exchange Program” means a program pursuant to which (a) outstanding Awards are surrendered, cancelled or exchanged for cash, the same type of Award or a different Award (or combination thereof) or (b) the exercise price of an outstanding Award is increased or reduced.

28.19. “Exercise Price” means, with respect to an Option, the price at which a holder may purchase the Shares issuable upon exercise of an Option and with respect to a SAR, the price at which the SAR is granted to the holder thereof.

28.20. “Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:

(a) if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(b) if such Common Stock is publicly traded but is neither listed nor admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(c) in the case of an Option or SAR grant made on the Original Effective Date, the price per share at which shares of the Company’s Common Stock were initially offered for sale to the public by the Company’s underwriters in the initial public offering of the Company’s Common Stock pursuant to a registration statement filed with the SEC under the Securities Act; or

(d) if none of the foregoing is applicable, by the Board or the Committee in good faith.

28.21. “Good Reason” means, without the Participant’s consent, (i) a material reduction in the Participant’s level of responsibility and/or scope of authority, (ii) a reduction by more than 10% in Participant’s base salary (other than a reduction generally applicable to Participant officers of the Company and in generally the same proportion as for the Participant), or (iii) relocation of the Participant’s principal workplace by more than thirty-five (35) miles from Participant’s then current place of employment. For the purpose of clause (i), a change in responsibility shall not be deemed to occur (A) solely because Participant is part of a larger organization or (B) solely because of a change in title. For the Participant to receive the benefits under this Agreement as a result of a voluntary resignation for Good Reason, all of the following requirements must be satisfied: (1) the Participant must provide notice to the Company of his or her intent to assert Good Reason within sixty (60) days of the initial existence of one or more of the conditions set forth in subclauses (i) through (iii); (2) the Company will have thirty (30) days (the “Company Cure Period”) from the date of such notice to remedy the condition and, if it does so, the Participant may withdraw his or her resignation or may resign with no benefits; and (3) any termination of employment under this provision must occur within ten (10) days of the earlier of expiration of the Company Cure Period or written notice from the Company that it will not undertake to cure the condition set forth in subclauses (i) through (iii). Should the Company remedy the condition as set forth above and then one or more of the conditions arises again within twelve months following the occurrence of a Change in Control, the Participant may assert Good Reason again subject to all of the conditions set forth herein.

28.22. “Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.

28.23. “Involuntary Termination” means either (a) termination of Service without Cause or (b) resignation from Service for Good Reason.

28.24. “IRS” means the United States Internal Revenue Service.

28.25. “Non-Employee Director” means a Director who is not an Employee of the Company or any Parent, Subsidiary or Affiliate.

28.26. “Option” means an award of an option to purchase Shares pursuant to Section 5.

28.27. “Original Effective Date” means the day immediately prior to the date of the underwritten initial public offering of the Company’s Common Stock pursuant to a registration statement that was declared effective by the SEC.

28.28. “Outstanding Shares” means, as of a specified date, the sum of (a) the then-issued and outstanding Shares, and (ii) the number of Shares issuable pursuant to the exercise of any outstanding, pre-funded warrants to acquire Shares for a nominal exercise price.

28.29. “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

28.30. “Participant” means a person who holds an Award under this Plan.

28.31. “Performance Award” means cash or stock granted pursuant to Section 10 of the Plan.

28.32. “Performance Factors” means any of the factors selected by the Committee and specified in an Award Agreement, from among the following measures or any other measures not listed herein that the Committee deems appropriate, either individually, alternatively or in any combination, applied to the Company as a whole or any business unit or Subsidiary, either individually, alternatively, or in any combination, on a GAAP or non-GAAP basis, and measured, to the extent applicable on an absolute basis or relative to a pre-established target, to determine whether the performance goals established by the Committee with respect to applicable Awards have been satisfied:

(a) Profit Before Tax;

(b) Sales;

(c) Expenses;

(d) Billings;

(e) Revenue;

(f) Net revenue;

(g) Earnings (which may include earnings before interest and taxes, earnings before taxes, net earnings, stock-based compensation expenses, depreciation and amortization);

(h) Operating income;

(i) Operating margin;

(j) Operating profit;

(k) Controllable operating profit, or net operating profit;

(l) Net Profit;

(m) Gross margin;

(n) Operating expenses or operating expenses as a percentage of revenue;

(o) Net income;

(p) Earnings per share;

(q) Total stockholder return;

(r) Market share;

(s) Return on assets or net assets;

(t) The Company’s stock price;

(u) Growth in stockholder value relative to a pre-determined index;

(v) Return on equity;

(w) Return on invested capital;

(x) Cash Flow (including free cash flow or operating cash flows)

(y) Balance of cash, cash equivalents and marketable securities;

(z) Cash conversion cycle;

(aa) Economic value added;

(bb) Individual confidential business objectives;

(cc) Contract awards or backlog;

(dd) Overhead or other expense reduction;

(ee) Credit rating;

(ff) Completion of an identified special project;

(gg) Completion of a joint venture or other corporate transaction;

(hh) Strategic plan development and implementation;

(ii) Succession plan development and implementation;

(jj) Improvement in workforce diversity;

(kk) Employee satisfaction;

(ll) Employee retention;

(mm) Customer indicators and satisfaction;

(nn) New product invention or innovation;

(oo) Research and development expenses;

(pp) Attainment of research and development milestones;

(qq) Improvements in productivity;

(rr) Bookings;

(ss) Working-capital targets and changes in working capital; and

(tt) Attainment of objective operating goals and employee metrics.

The Committee may, in recognition of unusual or non-recurring items such as acquisition-related activities or changes in applicable accounting rules, provide for one or more equitable adjustments (based on objective standards) to the Performance Factors to preserve the Committee’s original intent regarding the Performance Factors at the time of the initial award grant. It is within the sole discretion of the Committee to make or not make any such equitable adjustments. The Committee is authorized to make adjustments as it deems appropriate in the method of calculating the attainment of Performance Factors.

28.33. “Performance Period” means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Factors will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Award.

28.34. “Performance Share” means an Award granted pursuant to Section 10 of the Plan, the payment of which is contingent upon achieving certain performance goals established by the Committee.

28.35. “Performance Unit” means a right granted to a Participant pursuant to Section 10 to receive Shares, the payment of which is contingent upon achieving certain performance goals established by the Committee.

28.36. “Permitted Transferee” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships) of the Employee, any person sharing the Employee’s household (other than a tenant or employee), a trust in which these persons (or the Employee) have more than 50% of the beneficial interest, a foundation in which these persons (or the Employee) control the management of assets, and any other entity in which these persons (or the Employee) own more than 50% of the voting interests.

28.37. “Plan” means this Aeglea BioTherapeutics, Inc. 2016 Equity Incentive Plan, as amended from time to time.

28.38. “Prior Plan Returning Shares” means (a) shares that are subject to stock options or other awards granted under the Prior Plan that cease to be subject to such stock options or other awards by forfeiture or otherwise after the Original Effective Date, (b) shares issued under the Prior Plan before or after the Original Effective Date pursuant to the exercise of stock options that are, after the Original Effective Date, forfeited, (c) shares issued under the Prior Plan that are repurchased by the Company at the original issue price and (d) shares that are subject to stock options or other awards under the Prior Plan that are used to pay the exercise price of an option or withheld to satisfy the tax withholding obligations related to any award.

28.39. “Purchase Price” means the price to be paid for Shares acquired under the Plan, other than Shares acquired upon exercise of an Option or SAR.

28.40. “Restricted Stock Award” means an award of Shares pursuant to Section 6 of the Plan, or issued pursuant to the early exercise of an Option.

28.41. “Restricted Stock Unit” means an Award granted pursuant to Section 9 of the Plan.

28.42. “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

28.43. “SEC” means the United States Securities and Exchange Commission.

28.44. “Securities Act” means the United States Securities Act of 1933, as amended.

28.45. “Service” shall mean service as an Employee, Consultant, Director or Non-Employee Director, to the Company or a Parent, Subsidiary or Affiliate, subject to such further limitations as may be set forth in the Plan or the applicable Award Agreement. An Employee will not be deemed to have ceased to provide Service in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence approved by the Company; provided, that such leave is for a period of not more than 90 days (x) unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or (y) unless provided otherwise pursuant to formal policy adopted from time to time by the Company’s Board and issued and promulgated to employees in writing. In the case of any Employee on an approved leave of absence or a reduction in hours worked (for illustrative purposes only, a change in schedule from that of full-time to part-time), the Committee may make such provisions respecting suspension of or modification to vesting of the Award while on leave from the employ of the Company or a Parent, Subsidiary or Affiliate or during such change in working hours as it may deem appropriate, except that in no event may an Award be exercised after the expiration of the term set forth in the applicable Award Agreement. In the event of military leave, if required by applicable laws, vesting shall continue for the longest period that vesting continues under any other statutory or Company approved leave of absence and, upon a Participant’s returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she shall be given vesting credit with respect to Awards to the same extent as would have applied had the Participant continued to provide Service to the Company throughout the leave on the same terms as he or she was providing Service immediately prior to such leave. An employee shall have terminated employment as of the date he or she ceases to provide Service (regardless of whether the termination is in breach of local employment laws or is later found to be invalid) and employment shall not be extended by any notice period or garden leave mandated by local law, provided however, that a change in status from an employee to a consultant or advisor shall not terminate the service provider’s Service, unless determined by the Committee, in its discretion. The Committee will have sole discretion to determine whether a Participant has ceased to provide Service and the effective date on which the Participant ceased to provide Service.

28.46. “Shares” means shares of Common Stock and the common stock of any successor entity.

28.47. “Stock Appreciation Right” means an Award granted pursuant to Section 8 of the Plan.

28.48. “Stock Bonus” means an Award granted pursuant to Section 7 of the Plan.

28.49. “Stockholder Approval Date” means June 6, 2023, the date of the Company’s 2023 annual meeting of stockholders.

28.50. “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

28.51. “Treasury Regulations” means regulations promulgated by the United States Treasury Department.

28.52. “Unvested Shares” means Shares that have not yet vested or are subject to a right of repurchase in favor of the Company (or any successor thereto).

AEGLEA BIOTHERAPEUTICS, INC. 805 LAS CIMAS PARKWAY SUITE 100 AUSTIN, TX 78746

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 5, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/AGLE2023

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 5, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V09332-P90097                    KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.         DETACH AND RETURN THIS PORTION ONLY

AEGLEA BIOTHERAPEUTICS, INC.	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following listed nominees:
	☐	☐	☐
1. Election of Class I Directors, each to serve until the 2026 annual meeting of stockholders.

01) Alison Lawton
02) Hunter C. Smith, M.B.A.

The Board of Directors recommends you vote FOR the following proposals:	For	Against	Abstain

2. To ratify the appointment of PricewaterhouseCoopers LLP as Aeglea’s independent registered public accounting firm for the fiscal year ending December 31, 2023.	☐	☐	☐

3. To approve, on a non-binding advisory basis, the compensation of Aeglea’s named executive officers as disclosed in the Proxy Statement.	☐	☐	☐

4.  To approve an amendment to Aeglea’s restated certificate of incorporation to effect a reverse stock split of Aeglea’s common stock at a ratio ranging from 1-for-10 shares up to a ratio of 1-for-25 shares, which ratio will be selected by Aeglea’s Board of Directors and set forth in a public announcement.

	☐	☐	☐

5. To approve an amendment and restatement of Aeglea’s 2016 Equity Incentive Plan.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com.

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V09333-P90097

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF AEGLEA BIOTHERAPEUTICS, INC.

The undersigned hereby appoints Jeffrey M. Goldberg and Jonathan D. Alspaugh, and either of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of common stock of Aeglea BioTherapeutics, Inc. which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of Aeglea BioTherapeutics, Inc. to be held June 6, 2023 or any adjournment thereof, with all powers which the undersigned would possess if present at the Annual Meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED “FOR ALL” FOR PROPOSAL 1, “FOR” PROPOSAL 2, “FOR” PROPOSAL 3, “FOR” PROPOSAL 4, “FOR” PROPOSAL 5 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Continued and to be signed on reverse side